Click here for Contents

As filed with the Securities and Exchange Commission on August 25, 2006

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARBOR BUSINESS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-4512094 (I.R.S. Employer Identification Number)

200 Highpoint Drive, Suite 215

Chalfont, PA 18914-3922

(215) 822-6013

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Randall Williams, Chief Executive Officer

200 Highpoint Drive, Suite 215

Chalfont, PA 18914-3922

(215) 822-6013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ethan Seer, Esq. Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 – Facsimile	Steven Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-5000 (973) 597-2477 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.001 par value, and two Warrants (2)	4,791,667 Units	$6.00	$28,750,002	$3,076.25

Shares of Common Stock included as part of the Units(2)	4,791,667 Shares	—	—	—(3)

Warrants included as part of the Units(2)	9,583,334 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	9,583,334 Shares	$5.00	$47,916,670	$5,127.09

Units issued to insiders (“Insider Units”), each consisting of one share of Common Stock, $.001 par value, and two Warrants	150,000 Units	$6.00	$900,000	$96.30

Shares of Common Stock included as part of the Insider Units	150,000 Shares	—	—	—(3)

Warrants included as part of the Insider Units	300,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Insider Units to the extent such Warrants are subsequently transferred prior to exercise(4)	300,000 Shares	$5.00	$1,500,000	$160.50

Shares of Common Stock underlying the Warrants included in the Insider Units to the extent such Warrants are subsequently exercised by the Insiders(4)	300,000 Shares	—	—	—(5)

Warrants issued to insiders (“Incentive Warrants”)	400,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Incentive Warrants to the extent such Incentive Warrants are subsequently transferred prior to exercise(4)	400,000 Shares	$5.00	$2,000,000	$214.00

Shares of Common Stock underlying the Incentive Warrants to the extent such Incentive Warrants are subsequently exercised by the Insiders(4)	400,000 Shares	—	—	[—(6)]

Representative’s Unit Purchase Option	1	$100	$100	—(3)

Units underlying the Representative’s Unit Purchase Option (“Underwriter’s Units”)(4)	250,000 Units	$6.60	$1,650,000	$176.55

Shares of Common Stock included as part of the Underwriter’s Units(4)	250,000 Shares	—	—	—(3)

Warrants included as part of the Representative’s Units(4)	500,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	500,000 Shares	$5.00	$2,500,000	$267.50

Units issuable upon conversion of loan made by Insiders	153,333 Units	$6.00	$919,998	$98.44

Shares of Common Stock included as part of the Units issuable upon conversion of loans made by Insiders	153,333 Shares	—	—	—(3)

Warrants included as Units issuable upon conversion of loans made by Insiders	306,666 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants issuable upon conversion of loans made by insiders to the extent such Warrants are subsequently transferred prior to exercise (4)	306,666 Shares	$5.00	$1,533,330	$164.07

Shares of Common Stock underlying the Warrants issuable upon conversion of loans made by insiders to the extent such Incentive Warrants are subsequently exercised by the Insiders(4)	306,666 Shares	—	—	—(7)

Total			$87,670,100	$9,381

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 625,000 Units and 625,000 shares of Common Stock and 1,250,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants and the representative’s purchase option.

(5)	The filing fee is included in the $160.50 filing fee for the shares of common stock underlying the warrants included in the Insider Units above.
(6)	The filing fee is included in the $214.00 filing fee for the shares of common stock underlying the Incentive warrants above.
(7)

The filing fee is included in the $164.07 filing fee for the shares of common stock underlying the warrants issuable in connection with the units issuable upon conversion of the convertible loans above.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, August 25, 2006

PROSPECTUS

$25,000,000

HARBOR BUSINESS ACQUISITION CORP.

4,166,667 Units

Harbor Business Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with an operating business. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus initially on target businesses in the healthcare industry.

This is an initial public offering of our securities. Each unit that we are offering has a price of $6.00 and consists of one share of our common stock and two warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and _______ __, 2007 [one year from the date of this prospectus], and will expire on ________ __, 2010 [four years from the date of this prospectus], or earlier upon redemption.

We have granted H.C. Wainwright & Co., Inc., the representative of the underwriters for this offering, a 45-day option to purchase up to 625,000 units (over and above the 4,166,667 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to H.C. Wainwright, for $100, as additional compensation, an option to purchase up to a total of 250,000 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Certain affiliates of our officers, directors and senior advisor have agreed to purchase from us an aggregate of 150,000 units, or insider units, at a price of $6.00 per unit ($900,000 in the aggregate), in a private placement to occur immediately prior to the consummation of this offering. All of the proceeds we receive from the purchases (an aggregate of $900,000) will be placed in the trust fund described below. The insider units will be identical to the units being offered by this prospectus. Additionally, such affiliates have agreed to loan us, immediately prior to this offering, an aggregate of $800,000 ($920,000 if over-allotment option is exercised in full), which amounts shall be placed in the trust fund. These loans are referred to as the convertible loans. We are also issuing, immediately prior to this offering, 400,000 incentive warrants to such affiliates. Other than certain performance criteria, the incentive warrants are identical to the warrants contained in the units, and the warrants underlying the insider units, except that if we call the warrants for redemption, the warrants underlying the insider units, the incentive warrants and the warrants underlying the units that are issuable upon conversion of the convertible loans may be exercisable on a cashless basis so long as such warrants are held by such affiliates or their respective affiliates.

There is presently no public market for our units, common stock or warrants. The units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols ______ and _____, respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)(2)	Proceeds, before expenses, to us

Per unit	$6.00	$0.36	$5.64
Total	$25,000,000	$1,250,000	$23,750,000

(1)

Includes a non-accountable expense allowance in the amount of 1.0% of the gross proceeds, or $0.06 per unit ($250,000 in total), payable to the representative of the underwriters. The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option.

(2)

Does not include deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds of this offering, or $500,000 ($0.12 per unit), or $575,000 if the underwriters exercise the over-allotment option in full, which will be deposited into the trust fund and the receipt of which the representative of the underwriters has agreed to defer until the consummation of a business combination. Such funds will be paid to the representative of the underwriters only upon the consummation of a business combination as described in this prospectus. The representative of the underwriters has agreed to forfeit such deferred underwriting discounts and commissions with respect to shares held by converting stockholders.

In connection with this offering, $24,502,500 ($28,185,000, if the over-allotment option is exercised in full) (or approximately $5.88 per unit sold to the public in this offering) will be deposited into a trust fund at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes $500,000 ($575,000, if the over-allotment option is exercised in full) of underwriting discounts and commissions payable to the representative of the underwriters if we consummate a business combination, but will be forfeited by them if a business combination is not consummated, as well as $900,000 we will receive from the purchase of our insider units in the private placement and an aggregate of $800,000 ($920,000 if the over-allotment option is exercised in full) of convertible loans. We will utilize the interest being earned on the proceeds held in the trust fund to provide us with additional working capital which we will need in order to search for a target company and consummate a business combination, to pay a portion of the monthly fees for office services to an affiliate and/or to repay the convertible loans together with interest.

We are offering the units for sale on a firm-commitment basis. H.C. Wainwright & Co., Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ____, 2006.

H.C. Wainwright & Co., Inc.

___________ ____, 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

Back to Contents

Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Harbor Business Acquisition Corp.;
•	“initial shares” refers to the 1,079,167 shares of common stock that our initial stockholders originally purchased from us for $25,000 in July 2006;
•

“insider units” refers to the (i) 130,000 units we are selling privately to Harbor Healthcare Holding LLC, an affiliate of W. Thomas Lomax, our Chairman of the Board and Chief Financial Officer and Treasurer, J. Randall Williams, our Chief Executive Officer and a member of our Board of Directors, Peter J. Jegou, our Chief Operating Officer and a member of our Board of Directors, Bennett P. Lomax, our Secretary and a member of our Board of Directors and Dr. Walter P. Lomax, Jr., our Senior Advisor, and (ii) 20,000 units we are selling privately to Moreco Partners LLC, an affiliate of Robert Moreyra, our Executive Vice President and director, immediately prior to the consummation of this offering;

•

“incentive warrants” refers to (i) an aggregate of 200,000 warrants, which we are issuing to Harbor Healthcare and Moreco Partners immediately prior to the consummation of this offering that will become exercisable for $5.00 per share beginning three months after the completion of a business combination if the last sales price of our common stock equals or exceeds $7.50 per share for at least twenty (20) out of thirty (30) consecutive trading days and (ii) an aggregate of 200,000 warrants, which we are issuing to Harbor Healthcare and Moreco Partners immediately prior to the consummation of this offering that will become exercisable for $5.00 per share beginning three months after the completion of a business combination if the last sales price of our common stock equals or exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days;

•

“convertible loans” refers to the loan made by Harbor Healthcare in the amount of $300,000 and the loan made by Moreco Partners in the amount of $500,000, each bearing interest at a rate of 4% per annum. These loans are convertible, after our completion of a business combination, into units at a rate of $6.00 per unit at the option of the maker of the convertible loan. In the event that the over-allotment option is exercised, Harbor Healthcare and Moreco Partners will loan up to an additional $120,000 in the aggregate. The convertible loans are to be repaid on the earlier to occur of (i) the closing of a business combination or (ii) our liquidation. If the convertible loans are to be repaid on a liquidation, such loans may be payable only out of funds not held in trust. Notwithstanding the foregoing, the convertible loans shall not be repaid from the first $700,000 released to us from the interest earned on the trust fund;

Back to Contents

•

the term “public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering, including any of our existing stockholders to the extent that they purchase such shares in this offering or in the open market following this offering;

•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option; and
•	unless otherwise indicated, information in the prospectus does not assume that the over-allotment option or the representative’s unit purchase option has been exercised.

Our Company

We are a blank check company organized under the laws of the State of Delaware on March 15, 2006. We were formed with the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with an operating business. Our efforts to identify a prospective target business will not be limited to a particular industry. However, our management has significant experience and relationships in the healthcare industry, and we intend to focus initially on target businesses in this industry. To date, our efforts have been limited to organizational activities.

According to the Centers for Medicare and Medicaid Services, or CMMS, total U.S. healthcare spending surpassed $2.0 trillion in 2005 and is projected to increase at an annual growth rate of approximately 7.2%. According to CMMS, U.S. healthcare spending represents approximately 15% of the total U.S. Gross Domestic Product, or GDP, and is projected to be more than 20% of GDP in 2015, according to the California HealthCare Foundation. As both a percentage of GDP, and on a per-capita basis, U.S. healthcare spending is greater than any other developed nation according to Plunkett’s Health Care Industry Almanac, or PHCIA. According to PHCIA, U.S. per capita healthcare spending is twice the average of that of member countries of the Organization for Economic Cooperation and Development. Moreover, according to PHCIA, investors invested $4.8 billion in venture investment into U.S. healthcare companies in the first nine months of 2004. Within this industry we believe there are numerous niche sectors each with potential markets totaling in the hundreds of millions of dollars. While some of these sectors are serviced by large traditional healthcare institutions, we believe many opportunities exist for smaller companies with existing capital.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, nor have any of our agents or affiliates, been approached by any candidates, or any representative of any candidates, with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions. This requirement may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations, if there are multiple sellers, and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

Back to Contents

The target business that we acquire may have a fair market value substantially in excess of 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions). In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so.

If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will wind up our affairs and liquidate and distribute only to our public stockholders all of our assets, including the funds held in the trust fund, including interest earned on the trust fund, if any, less amounts previously distributed to us for working capital requirements, including payment of the monthly fee for office services to an affiliate, and repayment of amounts due under our convertible loans.

Our Address

Our principal executive offices are located 200 Highpoint Drive, Suite 215, Chalfont, Pennsylvania 18914-3922 and our telephone number is (215) 822-6013.

Harbor Healthcare Holding LLC

Harbor Healthcare is an affiliate of W. Thomas Lomax, our Chairman of the Board, Chief Financial Officer and Treasurer, J. Randall Williams, our Chief Executive Officer and a member of our board of directors, Peter J. Jegou, our Chief Operating Officer and a member of our Board of Directors, Bennett P. Lomax, our Secretary and a member of our Board of Directors and Dr. Walter P. Lomax, Jr., our Senior Advisor.

Moreco Partners LLC

Moreco Partners is an affiliate of Robert Moreyra, our Executive Vice President and a member of our Board of Directors.

Private Placement

Harbor Healthcare and Moreco Partners have agreed to purchase from us an aggregate of 150,000 insider units, at $6.00 per unit, in a private placement to occur immediately prior to the effective date of this offering. All such insider units will be identical to the units offered in this offering, except that: (i) none of the insider units to be purchased by each of Harbor Healthcare (130,000 insider units) and Moreco Partners (20,000 insider units) will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidation distributions in the event we fail to consummate a business combination; (iii) Harbor Healthcare and Moreco Partners and/or their respective designees may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) the shares of common stock included in the insider units must be voted in favor of any proposed business combination; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.” The $900,000 of proceeds from the sale of these insider units will be added to the portion of the proceeds from this offering to be held in the trust fund pending the completion of our initial business combination. No placement fees will be payable on the insider units sold in the private placement.

Back to Contents

Convertible Loans

Immediately prior to the consummation of this offering each of Harbor Healthcare and each of Moreco Partners will lend us an aggregate of $800,000 (up to $920,000 if the over-allotment option is exercised), which will be deposited in the trust fund no later than the consummation of this offering. The principal balance of this loan will bear simple interest at the rate of 4% per annum. Principal and interest will be payable from amounts not held in trust, which include certain distributions of interest from the trust fund to our management. The convertible loans are to be repaid on the earlier to occur of (i) the closing of a business combination or (ii) our liquidation. If the convertible loans are to be repaid on a liquidation, such loans may be payable only out of funds not held in trust. These loans are convertible, after completion of a business combination, into units at a rate of $6.00 per unit at the option of the maker of the convertible loan. Notwithstanding the foregoing, the convertible loans shall not be repaid from the first $700,000 released to us from the interest earned on the trust fund.

Incentive Warrants

Immediately prior to the private placement, we will issue to each of Harbor Healthcare and Moreco Partners incentive warrants to purchase up to an aggregate of 400,000 shares of our common stock. These warrants will be similar to the warrants included in the units offered in this offering and will be exercisable for $5.00 per share, except that: (i) they are not exercisable until three months after we complete a business combination, and then (x) as to 200,000 of such shares, only if the last sales price of our common stock equals or exceeds $7.50 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination, and (y) as to the remaining 200,000 shares, only if the last sales price of our common stock equals or exceeds $9.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination; (ii) they will expire five years from the date of this prospectus; (iii) they are exercisable on a “cashless basis”; and (iv) they are not redeemable so long as they are held by the initial holder thereof or their respective affiliates. When these warrants become exercisable, we will record compensation expense based upon the then fair value of these warrants.

The incentive warrants and the warrants underlying the insider units and the units issuable upon conversion of the convertible loans will not be exercisable at any time when a registration statement is not effective and a prospectus contained therein is not available for use by the holders of such warrants; provided, that such restriction shall not apply to the warrants underlying the insider units if they are exercised on a “cashless basis.”

Back to Contents

The Offering

Securities offered

4,166,667 units, at $6.00 per unit, each unit consisting of:

•	one share of common stock; and
•	two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus, unless H.C. Wainwright determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). However, H.C. Wainwright may decide to allow continued trading of the units following such separation. In no event will H.C. Wainwright allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Back to Contents

Common stock:

Number of shares outstanding before this offering and the private placement

1,079,167 shares

Number of shares to be outstanding after this offering and the private placement

5,395,834 shares (excludes shares (i) issuable upon exercise of the warrants underlying the insider units, (ii) issuable upon exercise of incentive warrants issued to Harbor Healthcare and Moreco Partners or (iii) underlying units issuable upon conversion of the convertible loans or securities issuable or exercisable upon conversion of the convertible loans).

Warrants:

Number outstanding before this offering and the private placement

0 warrants

Number to be outstanding after this offering and the private placement

8,633,334 warrants (excludes (i) 400,000 incentive warrants issued to Harbor Healthcare and Moreco Partners and (ii) up to 266,666 warrants underlying units issuable upon conversion of the convertible loans made by each of Harbor Healthcare and Moreco Partners).

Exercisability

Each warrant is exercisable for one share of common stock.

Exercise price

$5.00

Exercise period

The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and
•	[________], 2007 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [________], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Back to Contents

Redemption

We may redeem the outstanding warrants (including any warrants underlying the insider units, the convertible loans (to the extent converted), the incentive warrants and any outstanding warrants issued upon exercise of the purchase option issued to H.C. Wainwright), with the prior consent of H.C. Wainwright:

•	in whole, but not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon a minimum of 30 days’ prior written notice of redemption, and
•

if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption (referred to as the “measurement period”).

In addition, we may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

The last criteria for the redemption of our warrants has been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants.

Back to Contents

If we call the warrants for redemption and our management does not take advantage of this option, each of Harbor Healthcare and Moreco Partners, and their respective designees would still be entitled to exercise its warrants underlying its respective insider units, incentive warrants and its warrants underlying the units issuable upon conversion of the convertible loans prior to redemption, all as described above, for cash or on a cashless basis using the formula described above. As a result, because of Harbor Healthcare’s relationship to Messrs. W. T. Lomax, B. Lomax, Williams and Jegou, and Dr. Lomax, and Moreco Partners’ relationship to Mr. Moreyra, and if they are members of the board of directors after a business combination, a conflict of interest may exist in Messrs. W. T. Lomax, B. Lomax, Williams, Jegou and Moreyra in determining when to call the warrants for redemption, as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

Since we may redeem the warrants only with the prior written consent of H.C. Wainwright and H.C. Wainwright may hold warrants subject to redemption, H.C. Wainwright may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that H.C. Wainwright will consent to such redemption if it is not in its best interest, even if it is in our best interest.

Back to Contents

Incentive Warrants

Immediately prior to the private placement, we will issue to Harbor Healthcare and Moreco Partners incentive warrants to purchase up to an aggregate of 400,000 shares of our common stock. These warrants will be similar to the warrants included in the units offered in this offering and will be exercisable for $5.00 per share, except that: (i) they are not exercisable until three months after we complete a business combination, and then (x) as to 200,000 of such shares, only if the last sales price of our common stock equals or exceeds $7.50 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination, and (y) as to the remaining 200,000 shares, only if the last sales price of our common stock equals or exceeds $9.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination; (ii) they will expire five years from the date of this prospectus; (iii) they are exercisable on a “cashless basis”; and (iv) they are not redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees). If we do not complete a business combination that meets the criteria described in this prospectus, the incentive warrants will expire worthless. Harbor Healthcare shall be issued 160,000 of each of the $7.50 and $9.00 warrants and Moreco Partners will be issued 40,000 of each of the $7.50 and $9.00 warrants.

In addition, the incentive warrants cannot be sold or transferred by either Harbor Healthcare or Moreco Partners until we complete a business combination. Commencing on the date such warrants become exercisable, the incentive warrants and the underlying common stock are entitled to registration rights under an agreement to be signed before the date of this prospectus. With those exceptions, the incentive warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. When these warrants become exercisable, we will record compensation expense based upon the then fair value of these warrants.

Back to Contents

Private placement of insider units:

Harbor Healthcare and Moreco Partners have agreed to purchase from us an aggregate of 150,000 insider units, at $6.00 per unit, in a private placement that will occur immediately prior to the consummation of this offering. The proceeds from the private placement of $900,000 will be added to the portion of the proceeds from this offering to be held in the trust fund pending our completion of a business combination. All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of the insider units to be purchased by either Harbor Healthcare, Moreco Partners and/or its designees will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidation distributions in the event we fail to consummate a business combination; (iii) the shares of common stock included in the insider units must be voted in favor of any proposed business combination and, accordingly, such shares do not have conversion rights, as described below; and (iv) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and maybe exercised on a “cashless basis.” No underwriting discounts and commissions or placement fees will be payable on the insider units sold in the private placement.

In addition, commencing on the date following consummation of a business combination, the insider units and the securities included in the insider units are entitled to registration rights pursuant to an agreement entered into in connection with the private placement.

Back to Contents

Proposed OTC Bulletin Board symbols for our:

Units

[______]

Common stock

[______]

Warrants

[______]

Offering proceeds to be held in trust

$24,502,500 ($28,185,000, if the over-allotment option is exercised in full) of the proceeds of this offering, which includes (i) $22,802,500 ($26,365,000, if the over-allotment option is exercised in full), (such amounts include $500,000 ($575,000 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions payable to the representative of the underwriters in the offering), (ii) $900,000 we will receive from the sale of the insider units immediately prior to the consummation of this offering and (iii) convertible loans in the aggregate amount of $800,000 (or $920,000 if the over-allotment option is exercised in full), bearing interest at 4% per annum, will be placed in a trust fund at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be si gned on the date of this prospectus. The representative of the underwriters has agreed that the deferred underwriting discounts and commissions will not be paid unless and until we consummate a business combination. Except for interest on the trust fund that will be released to us as described below, the proceeds held in trust will not be released until the earlier of the completion of a business combination and our liquidation. Until a business combination is consummated, and other than as described in the working capital section below, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust fund.

Back to Contents

Limited payments to insiders and their affiliates

There will be no fees or other cash payments paid to our existing stockholders, officers, directors, senior advisors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•	repayment of non-interest bearing loans in the aggregate amount of $150,000 made by Harbor Healthcare and Moreco Partners to be paid out of the proceeds of this offering;
•	payment of $7,500 per month to Harbor Business Group, LLC for office space and related services;
•

repayment of up to $800,000 (or $920,000 if the over-allotment option is exercised in full) principal amount of convertible loans made by each of Harbor Healthcare and Moreco Partners, plus interest at the rate of 4% per annum; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Back to Contents

Certificate of Incorporation

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve such a business combination, and the provision in our certificate of incorporation that provides for our corporate existence to cease as described below. We view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions, except in connection with the consummation of a business combination.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until ___________, 2008 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease, except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution. As a result, no vote would be required from our stockholders to commence such a dissolution and liquidation. In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of the majority of our outstanding shares of common stock. We will consummate a business combination only if stockholders vote both in favor of such business combination and our amendment to extend our corporate life. Our existing stockholders, officers, directors and senior advisor, have agreed to vote the shares acquired by them (whether directly or through an affiliate) (i) prior to this offering and the private placement, (ii) in the private placement, (iii) issuable upon conversion of the convertible loans, (iv) issuable upon exercise of any warrants (to the extent exercised) and (v) any shares acquired in connection with or following this offering, in favor of an amendment to our certificate of incorporation to extend our corporate life in the event our business combination is approved.

Back to Contents

Working Capital

Upon consummation of this offering, and from the net proceeds of the offering, we will retain $200,000 for our working capital needs. At the end of each fiscal quarter after consummation of this offering, we will receive from the trust $300,000 (or $345,000 if the over-allotment option is exercised in full), or such lesser amount as is necessary to maintain the trust fund at an amount equal to $5.88 per unit sold in this offering, up to an aggregate amount of $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), for working capital and repayment of the convertible loans. At no time will the trust fund contain an amount less than $5.88 per unit sold in this offering, and no distribution from the trust of fund shall be made if such distribution would cause the trust fund to fall below such amount. Additionally, the first $700,000 distributed to us from the trust fund may not be used to repay the convertible loans. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust fund (initially, $200,000). It is possible that we could use a portion of the funds not in the trust fund to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust fund to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be required to wind up our affairs and liquidate.

Back to Contents

Stockholders must approve business combination

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, our two existing stockholders, affiliates of our officers, directors and senior advisor, have agreed to vote their initial shares of common stock owned by them before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders, officers, directors and senior advisor have agreed to vote the shares acquired by them (whether directly or through an affiliate) (i) in the private placement, (ii) issuable upon exercise of any warrants (to the extent exercised) and (iii) any shares acquired in connection with or following this offering, in favor of a business combination and an amendment to our certificate of incorporation to extend our corporate life in the event our business combination is approved.

We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (ii) public stock-holders owning less than 20% of the shares sold in this offering exercise their conversion rights described below and (iii) an amendment to our certificate of incorporation to extend our corporate life in the event our business combination is approved by stockholders owning a majority of our outstanding common stock. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Back to Contents

Conversion rights for stockholders voting to reject a business combination

Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund (and net of interest that may be released to us to fund our working capital and loan repayment requirements), if the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether as their initial shares, the shares underlying the insider units or warrants or units held by them or any shares purchased by them or their affiliates in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). Public stockholde rs who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell or who receive less than $0.12 of net sales proceeds for both warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $5.88 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Back to Contents

Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also affirmatively exercised its conversion rights at the time a business combinations is voted upon by the stockholders.

Liquidation if no business combination

As described above, if we have not consummated a business combination by ____________, 2008 [the twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will wind up our affairs and liquidate. Upon the expiration of our corporate existence, all outstanding shares of common stock will automatically be cancelled and revert to the status of authorized but unissued shares of common stock and we will distribute the proceeds held in our trust fund, inclusive of any interest thereon subject to such amounts distributed to us for working capital purposes, repayment of the convertible loans and net of taxes, to the holders of common stock as promptly as practicable. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and any shares underlying the insider units. We will pay the costs of liquidation from our remaining assets outside of the trust fund.

If such funds are insufficient, our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

There will be no distribution with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

Back to Contents

Escrow of existing stockholders’ shares

At the consummation of this offering, our two existing stockholders, which are affiliates of our officers, directors and senior advisor, will place their initial shares (but not the insider units, any shares underlying the insider units or the incentive warrants, or units issuable upon conversion of convertible loans, or securities underlying such units) into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until [________], 2009 [three years from the date of this prospectus] or earlier if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. Although the insider units and incentive warrants will not be placed in escrow, Harbor Healthcare and Moreco Partners have agreed that their respective insider units and underlying securities, incentive warrants will not be sold or transferred by them until after we have completed a business combination.

Determination of offering amount:

We based the size of this offering on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We also considered the financial resources of competitors, including other blank check companies with no limitation on the industries in which they may acquire businesses and the amounts such blank check companies were seeking to raise or had raised in recent public offerings. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. In addition, we also considered the past experiences of our officers, directors and senior advisor in operating businesses, and the size of those businesses, in the healthcare industry. We believe that possessing an equity base equivalent to the net proceeds of this offering will allow us to reduce the number of potential competitors for combination transactions while providing us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies, particularly those in the healthcare industry.

Back to Contents

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. In addition, we may have reserved insufficient proceeds to cover our operating expenses and expenses incurred in connection with a business combination, especially if we use a portion of those proceeds for a down payment or exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds, we may be required to liquidate prior to consummating a business combination. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page __ of this prospectus.

Back to Contents

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	July 31, 2006

	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficiency)	$(128,547)	$24,221,453
Total assets	150,000	24,721,453
Total liabilities (1)	131,047	500,000
Value of common stock which may be converted to cash ($5.88 per share)	—	4,900,475
Stockholders’ equity	$18,953	$19,320,978

(1)

If a business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights would be entitled to receive approximately $5.88 per share, which amount represents $5.76 per share from the net proceeds of this offering and the private placement and $0.12 per share of deferred underwriting discounts and commissions, which the representative of the underwriters has agreed to forfeit to pay converting stockholders.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of $150,000 of initial loans and $800,000 of convertible loans made by affiliates of insiders, the estimated remaining costs of this public offering and the repayment of the accrued and other liabilities required to be repaid.

The working capital deficiency excludes $147,500 of deferred costs related to this offering which were paid prior to July 31, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The working capital and total assets amounts include the $24,502,500 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes $500,000 ($0.12 per share) of deferred underwriting discounts and commissions payable to the representative of the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust fund and all accrued interest earned thereon, less any such interest that was released to us to fund our working capital requirements and for repayment of the convertible loans, will be distributed solely to our public stockholders.

Back to Contents

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 4,166,667 shares sold in this offering, or 832,917 shares of common stock, at an initial per-share conversion price of approximately $5.88 (for a total of approximately $4,900,475), without taking into account interest earned on the trust fund. This amount represents $5.76 per share from the proceeds of the offering and the private placement and $0.12 per share of deferred underwriting discounts and commissions. The representative of the underwriters has agreed to forfeit its deferred underwriting discount with respect to shares converted by converting stockholders. The actual per-share conversion price will be equal to:

•

the amount in the trust fund, including all accrued interest earned thereon, less any such interest that was released to us to fund our working capital requirements, including repayment of the convertible loans, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

Back to Contents

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, which we believe represent all of the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until (other than interest income, net of taxes, if any, on the proceeds of this offering), at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

If we are forced to liquidate before a business combination and distribute the trust fund, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within two years from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We intend to utilize up to approximately $2,400,000 ($2,760,000 if the over-allotment option is exercised in full) of the interest earned by the principal in the trust fund to cover our operating expenses for the next 24 months, including the repayment of the convertible loans, if necessary, and to cover the expenses incurred in connection with a business combination. This amount is based on our management’s estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. This estimate may prove inaccurate, especially if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Additionally, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of these funds to make a down payment or deposit or fund a lock-up or “no-shop” provision, with respect to a potential business combination. If so, any such amount would be based on the terms of the specific transaction and the amount of available funds at the time. If we use a significant portion of our funds for such a purpose and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of a business combination. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our existing stockholders or from third parties. We may not be able to obtain additional financing, and our existing stockholders are not obligated to provide any additional financing to us. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination.

Back to Contents

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section below entitled “Proposed Business—Comparison to Offerings of Blank Check Companies.”

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, the net offering proceeds of this offering and the private placement shall be placed into the trust fund, which proceeds may not be disbursed from the trust fund except interest on the trust fund disbursed to us as described in this prospectus and in connection with a business combination, including the payment of the deferred underwriting discounts and commissions, or thereafter, upon our liquidation, or as otherwise permitted in our amended and restated certificate of incorporation;

•	prior to consummating a business combination, we must submit such business combination to our stockholders for approval;

Back to Contents

•

we may consummate the business combination if approved by a majority of our stockholders and public stockholders owning less than 20.0% of the shares sold in this offering exercise their conversion rights;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination and who exercise their conversion rights will receive their pro rata share of the trust fund;

•

if a business combination is not consummated within 24 months, and in connection with such business combination, our certificate of incorporation is not amended and restated to extend our corporate existence, then our corporate existence will cease, and we will liquidate our assets, including funds in the trust fund;

•

we may not consummate any other merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such business combination; and

•	we will only continue in existence until the date set forth in our amended and restated certificate of incorporation.

Our amended and restated certificate of incorporation may not be amended until we complete a business combination. However, provisions prohibiting amendment of a company’s certificate of incorporation may be deemed invalid under Delaware law. If a court concluded that the prohibition on amending certain provisions of our charter was invalid, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately __ similarly structured blank check companies have completed initial public offerings in the United States and numerous others have filed registration statements. Of these companies, we estimate that only __ companies have consummated a business combination, while _____ other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately __ blank check companies with more than $___ billion in trust and potentially an additional 40 “blank check” companies with more than an additional $3.4 billion in trust, that have filed registration statements and are or are expected to be seeking to carry out a business plan similar to our business plan. Furthermore, there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that we are aware of only [nine] of such companies that have completed a business combination and [14] of such companies that have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly-held blank check companies. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target business within such time period, our corporate existence will cease.

Back to Contents

We will depend on interest earned on the trust fund to fund our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering and the private placement, only $200,000 will be available to us initially outside the trust fund to fund our working capital requirements. This amount will not be sufficient to fund our working capital requirements for the entire period prior to a business combination. We therefore will depend significantly on sufficient interest being earned on the proceeds held in the trust fund to provide us with additional working capital, and to repay the convertible loans, we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income up to $300,000 ($345,000, if the over-allotment option is exercised in full) per quarter for each fiscal quarter after consummation of this offering, provided that the trust fund maintains funds equal to at least $5.88 per unit sold in this offering and upon exercise of the over-allotment option, if applicable, up to $2,400,000, (or $2,760,000 if the over-allotment option is exercised in full) following the date of this prospectus, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust fund released to us for working capital and to repay the outstanding convertible loans) in search of a target business, or because we become obligated to convert into cash a significant number of shares for dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target businesses. None of our officers, directors, special advisor or stockholders are required to provide any financing to us in connection with or after a business combination.

Back to Contents

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.88 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional, or unmatured claims. While we intend to pay those amounts from our funds not held in trust, we cannot assure you those funds will be sufficient to cover such claims and obligations. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, that they would be prevented from bringing claims against the trust fund, including but not limited to, fraudulent inducement, breach of fiduciary responsibility, and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust fund. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate or our corporate existence ceases before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Messrs. T. Lomax, B. Lomax, Williams and Jegou, our Chairman and Chief Financial Officer, Secretary, Chief Executive Officer and Chief Operating Officer, respectively, have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. We have questioned Messrs. T. Lomax, B. Lomax, Williams and Jegou regarding their financial net worth and reviewed their financial information. Based on the foregoing and because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust fund, we believe the likelihood of Messrs. T. Lomax, B. Lomax, Williams and Jegou having any such obligations is minimal. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $5.88, plus interest, net of taxes then held in the trust fund.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust fund could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust fund, we cannot assure you we will be able to return to our public stockholders at least $5.88 per share.

Back to Contents

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until twenty four months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust fund to our public stockholders promptly after                    , 2008 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust fund prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Back to Contents

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or the business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue additional shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering and the purchase of the insider units (assuming no exercise of the over-allotment option), there will be 34,420,834 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to the underwriter, the securities issuable upon conversion of the convertible loans, the securities underlying the insider units and the incentive warrants) and all of the 10,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Back to Contents

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	an obligation to immediately repay all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•

requirement for us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions, and other general corporate purposes;

•	limiting our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	making us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation; and
•	placing us at a disadvantage compared to our competitors who have less debt.

Our ability to effect a business combination successfully and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel such as W. Thomas Lomax, Bennett Lomax, J. Randall Williams, Peter Jegou or Robert Moreyra may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Moreover, our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Back to Contents

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. This could have a negative impact on our ability to consummate a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

One of our directors is now, and our other officers and directors and their affiliates may in the future, become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Robert Moreyra, Executive Vice President and a member of our Board of Directors has pre-existing contractual and fiduciary obligations to other entities, including blank check companies, with business plans similar to ours. Accordingly, to the extent he identifies business opportunities that may be suitable for those other entities, he must honor his pre-existing obligations to such entities and offer those opportunities to them prior to offering them to us. Furthermore, our other officers and directors, including Robert Moreyra, may in the future become affiliated with entities, including “blank check companies,” engaged in business activities similar to ours and may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

Back to Contents

All of our officers and directors own shares of our common stock indirectly through their respective affiliated entities which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Messrs. W. T. Lomax, B. Lomax, Williams and Jegou own shares of our common stock through their affiliate, Harbor Healthcare, and Mr. Moreyra owns shares of our common stock through his affiliate, Moreco Partners. Such shares were issued prior to this offering. Each such entity is also purchasing insider units upon consummation of this offering. Such individuals and their respective affiliated entities have waived their right to receive distributions with respect to their shares upon our liquidation if we are unable to consummate a business combination. The initial shares acquired prior to this offering and the shares included in the insider units, as well as the incentive warrants and any warrants included in the insider units, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

Our officers and directors, who are affiliated with our initial stockholders, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund or the amount of interest released to us from the trust fund for working capital purposes unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of such persons could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interests.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such acquisition or acquisitions. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow, and book value. We have agreed to obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc., or NASD, with respect to the satisfaction of such criteria if one of our officers, directors, senior advisor or initial stockholders is affiliated with the target business. However, in all other situations, we will not be required to obtain an opinion from an investment banking firm as to the fair market value.

Back to Contents

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

After our business combination, we will most likely be solely dependent on a single business and a limited number of products or services.

Our business combination must be with one or more operating businesses whose aggregate fair market value is at least 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. However, we may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the business combination below the required threshold of 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions). As a result, we are likely to complete a business combination with only a single operating business. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

Back to Contents

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks. Acquisitions involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. Completing our initial business combination through more than one acquisition likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to consummate our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial transaction and require us to liquidate.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust fund. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust fund as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Back to Contents

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only ___ of the ____ blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Back to Contents

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers, directors and senior advisor) will collectively own 22.8% of our issued and outstanding shares of common stock (assuming they purchase the insider units but do not purchase any units in this offering). Members of our management and board of directors and our initial stockholders and their affiliates and relatives are not prohibited or limited from purchasing units or shares in this offering or in the aftermarket, and they will have full voting rights with respect to any such shares of common stock they may acquire. As a result of this ownership and because of the current composition of our board of directors, our initial stockholders will continue to exert considerable influence over actions requiring a stockholder vote. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.02317 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 26.1% or $1.57 per share (the difference between the pro forma net tangible book value per share of $4.43, and the initial offering price of $6.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 8,333,334 shares of common stock as part of the units offered by this prospectus, incentive warrants to purchase up to 400,000 shares of common stock and warrants to purchase 300,000 shares of common stock as part of the insider units. We will also issue an option to purchase 250,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 500,000 warrants. Additionally, the principal amount of our convertible loans, which are not convertible until the completion of a business combination, in the aggregate amount of $800,000, may be convertible into up to 133,333 additional units, which are convertible into up to 133,333 shares of common stock and warrants to purchase 266,666 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

Back to Contents

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our existing stockholders exercise their registration rights with respect to their initial shares or the securities underlying the insider units and incentive warrants, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their initial shares, at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, our existing stockholders are entitled to demand that we register for resale securities underlying the insider units, incentive warrants and the securities underlying the convertible loans If such holders exercise their registration rights with respect to all of their securities, then there will be an additional 1,362,500 shares of common stock and 966,666 warrants (as well as 966,666 shares of common stock underlying such warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock and warrants. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for such business because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Back to Contents

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrants held by public stockholders or issuable upon exercise of the representative’s purchase option will be exercisable, and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. In no event will we be required to net cash settle a warrant exercise. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders or issuable upon conversion of the representative’s purchase option may have no value, the market for such warrants may be limited and such warrants may expire worthless. Moreover, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a prospectus relating to the common stock issuable upon the exercise of the warrants is not available for use or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Even if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants underlying the insider units, the incentive warrants issued to our initial securityholders and securities underlying the convertible loans, may be exercisable, or convertible, as the case may be, for unregistered shares of common stock.

We are not obligated to apply to additional states to have the securities registered, and you may not be able to exercise warrants if you are located in one of such states.

Your ability to exercise a warrant will depend on the availability of a state securities exemption for such exercise or on us having registered or qualified such exercise transaction under the securities laws of the state in which you reside. Currently, we have registered the sale of securities (including the issuance of shares of common stock upon exercise of the warrants) or are able to rely on exemptions from state registration requirements in Colorado, Delaware, the District of Columbia, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. We are not obligated and do not intend to register or qualify such exercise in any other state. If you are a resident of any state other than the above referenced states, we may not be able to issue to you shares of common stock upon the exercise of your warrants. As such, the value of your warrant will be significantly reduced and the market for warrants in states for which we have not registered or qualified or received an exemption from state securities laws may be significantly impaired. Holders are not entitled to any cash settlement or other compensation as a result of their residency in any state in which we have not registered or qualified or received an exemption from state securities laws.

Back to Contents

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we have applied to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting —State Blue Sky Information” below.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust fund and the purchase of government securities for the trust fund is intended as a holding place for funds pending the earlier to occur of either (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust fund to our public stockholders. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above, we may be considered to be an investment company and thus be required to comply with the 1940 Act.

Back to Contents

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the prices of our securities held by public stockholders.

Back to Contents

Because our initial stockholders’ initial equity investment for their initial shares was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 for their initial shares is less than the required $735,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the shares of common stock acquired prior to this offering will be worth significantly more than $25,000.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the company has, among other things, an accumulated deficit and no revenues from operations. The report of Rothstein Kass & Company, P.C., our independent registered public accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities.

Since we are not an operating company, the pricing of the units in this offering is relatively arbitrary.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;

Back to Contents

•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering;
•	the likely competition for acquisition targets; and
•	the likely number of potential targets.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Back to Contents

Use of Proceeds

We estimate that the net proceeds of this offering and the funds we will receive from the sale of the insider units and the convertible loans (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised

Gross proceeds
From offering	$25,000,000.00		$28,750,000.00
From private placement of insider units	900,000.00		900,000.00
From convertible loans	800,000.00		920,000.00

Total gross proceeds	$26,700,000.00		$30,570,000.00

Underwriting expenses
Underwriting discount (7% of gross proceeds, 5% of which is payable at closing, 2.0% of which is payable upon consummation of a business combination) (1)	$1,250,000.00	(2)	$1,437,500.00	(2)
Underwriting non-accountable expense allowance (1% of gross proceeds)	250,000.00		250,000.00
Offering expenses(2)
Legal fees and expenses (including blue sky services and expenses)	330,000.00		330,000.00
Miscellaneous expenses	55,000.00		55,000.00
Printing and engraving expenses	55,000.00		55,000.00
Accounting fees and expenses	35,000.00		35,000.00
SEC registration fee	12,500.00		12,500.00
NASD filing fee	10,000.00		10,000.00

Total underwriting expenses and offering expenses	$1,997,500.00		$2,185,000.00
Net proceeds before payment of deferred underwriting fees
Held in trust	$24,502,500		$28,185,000
Not held in trust	200,000		200,000

Total net proceeds	$24,702,500		$28,385,000

Back to Contents

Use of net proceeds not held in trust or disbursed from the trust fund income(3)
Payment of administrative fee to Harbor Business Group, LLC ($7,500 per month for two years)	$180,000	22.5%	$180,000	19%
Legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	320,000	40%	470,000	49.5%
Legal and accounting fees relating to SEC reporting obligations	80,000	10%	80,000	8.4%
Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves	220,000	27.5%	220,000	23.1%

Total	$800,000	100.0%	$950,000	100%

(1)

For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $500,000, or $575,000 if the over-allotment option is exercised in full, all of which will be deposited in the trust fund following the consummation of the offering, is payable to the representative of the underwriters only if and when we consummate a business combination. The representative of the underwriters has agreed to forfeit any deferred underwriting commissions with respect to shares held by converting stockholders.

(2)

These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein. Approximately $150,000 of the offering expenses, including the SEC registration fee, the NASD filing fee and a portion of the non-accountable expense allowance and legal and audit fees, have been paid from the funds we received from Harbor Healthcare and Moreco Partners described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering. Additionally, Harbor Healthcare and Moreco Partners will also loan an aggregate of $800,000 (or $920,000 if the over-allotment option is exercised) upon closing, and such loan proceeds shall be placed in the trust fund.

(3)

The amount of proceeds not held in trust will remain constant at $200,000 even if the over-allotment is exercised, except to the extent that interest is released to us from the trust fund from time to time as described below.

In addition to the offering of units by this prospectus, each of Harbor Healthcare and Moreco Partners has committed to purchase the insider units (for an aggregate purchase price of $900,000) from us. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider units and incentive warrants. All of the proceeds we receive from this purchase will be placed in the trust fund described below.

In connection with this offering, $24,502,500 ($28,185,000, if the over-allotment option is exercised in full) (or approximately $5.88 per unit sold to the public in this offering) will be deposited into a trust fund at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount also includes $500,000 ($575,000, if the over-allotment option is exercised in full) of underwriting discounts and commissions payable to the representative of the underwriters if we consummate a business combination, but will be forfeited by them if a business combination is not consummated, as well as $900,000 we will receive from the purchase of our insider units in the private placement and an aggregate of $800,000 ($920,000 if the over-allotment option is exercised in full) of convertible loans. We will utilize the interest being earned on the proceeds held in the trust fund to provide us with additional working capital which we will need in order to search for a target company and consummate a business combination, to pay a portion of the monthly fees for office services to an affiliate and/or to repay the convertible loans.

Back to Contents

Except for (i) amounts necessary to pay taxes on the interest earned on the trust fund on a liquidation, (ii) an aggregate of up to $2,400,000 ($2,760,000 if the underwriters’ over-allotment is exercised in full) released to us from the interest earned on the trust fund for working capital and to repay the $800,000 (or $920,000 if the over-allotment option is exercised in full) convertible loans, plus simple interest accruing thereon at 4% per annum, to Harbor Healthcare and Moreco Partners, the proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our dissolution and liquidation. All amounts held in the trust fund that are not converted to cash, released to us to pay taxes on interest earned or as interest income, net of income taxes, for working capital or used to repay the convertible loans to Harbor Healthcare and Moreco Partners will be released on closing of our initial business combination with one or more target businesses which have a fair market value at least equal to 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 20% of the public stockholders voting against the business combination and exercising their conversion rights. Following release from the trust fund upon consummation of a business combination, and after payment of the conversion price to any public stockholders who exercise their conversion rights, the representative of the underwriters will receive its deferred underwriting discounts and commissions (less the pro rata share of the public stockholders exercising their conversion rights) and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust fund for general corporate purposes, including for maintenance or expansion of operations of the acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or for working capital.

The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation, except for amounts of interest earned on the trust fund and released to us for working capital, repayment of the convertible loans, and as otherwise described in this prospectus. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we complete a business combination.

Back to Contents

The payment to Harbor Business Group, LLC, an affiliate of Messrs. W. T. Lomax, B. Lomax, Williams, Jegou and Dr. Lomax, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Harbor Business Group, LLC for our benefit and is not intended to provide W. T. Lomax, B. Lomax, Williams, Jegou and Dr. Lomax compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Chalfont, Pennsylvania area, that the fee charged by Harbor Business Group, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust fund to our public stockholders. Other than the $7,500 per month administrative fee, the repayment of initial $150,000 of initial loans made by our Harbor Healthcare and Moreco Partners and the repayment of the convertible loans described herein, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, special advisors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination, regardless of the type of transaction it is. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination,” “due diligence of prospective target businesses” and “working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

At closing approximately $150,000 of non-interest bearing loans will be repaid to Harbor Healthcare and Moreco Partners in connection with initial formation costs. At the end of each fiscal quarter after the consummation of this offering, we will receive from the interest earned on the trust fund the lesser of (i) $300,000 ($345,000 if the over-allotment option is exercised in full) or (ii) actual trust income that is greater than $5.88 per unit sold in the offering, up to approximately $2,400,000 ($2,760,000 if the over-allotment option is exercised in full). We can use these funds for general working capital purposes, or to repay the convertible loans. However, the convertible loans may not be repaid out of the first $700,000 of trust income distributed to us. The convertible loans shall be repaid on the earlier to occur of (i) the completion of a business combination or (ii) our liquidation. If the convertible loans are to be repaid on a liquidation, such loans may be payable only out of funds not held in trust. The convertible loans cannot be converted into units until our completion of a business combination. Notwithstanding the foregoing, the convertible loans may not be repaid using the first $700,000 distributed to us from the interest earned on the trust fund.

Back to Contents

Regardless of whether the over-allotment option is exercised in full, the net proceeds available to us out of trust for our search for a business combination will initially be approximately $200,000. Of the initial $200,000 available out of trust, and from trust income distributed to us as described above, we will spend up to approximately $100,000 for director and officer liability insurance premiums, with the balance of $2,500,000 ($2,860,000 if the over-allotment option is exercised in full) being held in reserve for tax payments and in the event due diligence, taxes, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described above. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business, or the funds we receive from the interest on the trust fund. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, conducting due diligence with respect to, or completing a business combination with, a potential target business.

The allocation of net proceeds not held in trust represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering to acquire a target business and to pay our expenses relating thereto. Such amounts may include the funds held in the trust fund. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Each of Harbor Healthcare and Moreco Partners has advanced to us a total of $150,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, legal and audit fees and expenses. The loans will be repaid out of the proceeds of this offering available to us, without interest.

Back to Contents

We believe that, upon consummation of this offering, together with interest income distributed to us quarterly, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. The amount of available proceeds is based on management’s estimate of the amount needed to fund our operations for the next 24 months and to complete a business combination. However, those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If our estimates prove inaccurate, our ability to consummate a business combination may be impaired and, if we are required to liquidate upon our failure to complete a business combination, the amount distributed to our public stockholders could be subject to reduction compared to our estimates as a result of the claims of creditors.

If we do not have sufficient proceeds available to cover our expenses we may be forced to obtain additional financing. We may not be able to obtain additional financing and none of our management, including our officers, directors, senior advisor and our initial stockholders is obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to completing a business combination.

A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund, less (i) any interest released to us for working capital purposes, (ii) expenses related to investigating and selecting a target business, (iii) income or other taxes (on a liquidation) and (iv) repayment of the convertible loans) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

Back to Contents

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or included in the insider units, incentive warrants and warrants underlying the convertible loans, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At July 31, 2006, our net tangible book value was $(128,547) , or approximately $(0.12) per share of common stock. After giving effect to (i) the sale of 4,166,667 shares of common stock included in the units we are offering by this prospectus, (ii) the 150,000 shares of common stock included in the insider units, (v) up to 133,333 units issuable upon conversion of the convertible loans, which include up to 133,333 shares of common stock and warrants to purchase up to 266,666, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 833,329 shares of common stock which may be converted into cash) at July 31, 2006 would have been $20,211,897 or $4.43 per share, representing an immediate increase in net tangible book value of $4.55 per share to the existing stockholders and an immediate dilution of $1.57 per share or 26.1% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $4,900,475 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund (which includes $500,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units offered by this prospectus, included in the insider units and the incentive warrants:

Public offering price		$6.00
Net tangible book value before this offering	(0.12)
Increase attributable to new investors	4.55

Pro forma net tangible book value after this offering		4.43

Dilution to new investors		$1.57

Back to Contents

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share

	Number	Percentage	Amount	Percentage

Existing stockholders	1,079,167	20.00%	$25,000	0.0964%	$0.0232
Private Placement	150,000	2.78%	$900,000	3.4716%	$6.00
New investors	4,166,667	77.22%	$25,000,000	96.43%	$6.00

	5,395,834	100.0%	$25,925,000	100%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	($128,547)
Proceeds from this offering	24,702,500
Proceeds from private placement	900,000
Offering costs paid in and accrued in advance and excluded from tangible book value before this offering	147,500
Less: Deferred underwriters’ fee paid upon consummation of a business combination	(500,000)
Less: Proceeds held in trust subject to conversion to cash ($24,502,500 x 19.9999%)	(4,900,475)

$20,220,978

Denominator:
Shares of common stock outstanding prior to the offering	1,079,167
Shares of common stock included in the units from private placement	150,000
Shares of common stock included in the units offered	4,166,667
Less: Shares subject to conversion (4,166,667 x 19.9999%)	(833,329)

4,562,505

$4.43

Back to Contents

Capitalization

The following table sets forth our capitalization at July 31, 2006 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units in this offering and the private placement:

	July 31, 2006

	Actual	As Adjusted

Notes payable	$50,972	$—

Total debt	$50,972	$—

Underwriter fee payable(1)		$500,000

Common stock, $0.001 par value, -0- and 833,329 shares which are subject to possible conversion, shares at conversion value(2)	$—	$4,900,475

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—

Common stock, $0.001 par value, 50,000,000 shares authorized; 1,079,167 shares issued and outstanding; 4,695,838 shares issued and outstanding (excluding 833,329 shares subject to possible conversion), as adjusted	1,079	3,863
Additional paid-in capital, net stock subscription receivable	18,129	19,317,370
Deficit accumulated during the development stage	(255)	(255)

Total stockholders’ equity	$18,953	$19,320,978

Total capitalization	$69,925	$24,721,453

(1)

Represents deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds from the sale of the units in this offering, or $500,000 ($575,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust fund and which the representative of the underwriters has agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting-Commissions and Discounts.”

(2)

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund (which includes $500,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

Back to Contents

Management’s Discussion and Analysis

of Financial Condition and Results of Operations

We were formed on March 15, 2006 to serve as a vehicle to effect a merger, capital stock exchange, asset or stock acquisition or other similar business combination with a currently unidentified operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $1,997,500, including $250,000 which represents the non-accountable expense allowance of 1.0% of the gross proceeds, and underwriting discounts of approximately $1,750,000, or $2,012,500 if the over-allotment option is exercised in full, will be approximately $22,502,500, or $25,990,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that 2.0% of the underwriting discounts and commissions due will not be payable unless and until we consummate a business combination. Accordingly, an additional $500,000, or $575,000 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust.

Back to Contents

An additional $900,000 will also be deposited into trust upon consummation of this offering from the sale of the insider units described below. Harbor Healthcare and Moreco Partners will also make convertible loans in the amount of $800,000 ($920,000 if the over-allotment option is exercised). The convertible loans will bear interest at a rate of 4% per annum. After the consummation of this offering, at the end of each fiscal quarter we will receive from the trust fund $300,000 (or $345,000 if the over-allotment option is exercised in full), or such lesser amount as is necessary to maintain the trust fund at an amount equal to $5.88 per unit sold in this offering, up to an aggregate amount of $2,400,000 ($2,760,000, if the over-allotment option is exercised). We will use such funds to pay expenses related to investigating and selecting a target business, income and other taxes, working capital requirements, and to repay the convertible loans. The convertible loans are convertible at a conversion price of $6.00 per share, provided, however, that such convertible loans may not be converted until after we have completed a business combination. We may not use the first $700,000 of interest income released to us to repay the convertible loans. Until the first interest payment is released to us from the trust fund, our working capital will be $200,000. We intend to use substantially all of the net proceeds of this offering, together with interest on the funds held in the trust fund (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust fund as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust fund, together with the interest income from the trust fund that may be released to us as described above, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $180,000 for the administrative fee payable to Harbor Business Group, LLC) ($7,500 per month for two years), $320,000 of expenses for legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $80,000 of expenses in legal and accounting fees relating to our SEC reporting obligations, and $220,000 for general working capital that will be used for miscellaneous expenses, taxes and reserves, including up to approximately $100,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to Harbor Business Group, LLC, an affiliate of W. Thomas Lomax, our Chairman of the Board, Chief Financial Officer and a member of our Board of Directors, J. Randall Williams, our Chief Executive Officer and a member of our Board of Directors, Peter J. Jegou, our Chief Operating Officer and a member of our Board of Directors, Bennett P. Lomax, our Secretary and a member of our Board of Directors and Dr. Walter P. Lomax, Jr., our Senior Advisor, a monthly fee of $7,500 for general and administrative services.

Back to Contents

As of August 8, 2006, Harbor Healthcare advanced an aggregate of $150,000 to us for payment of offering expenses on our behalf. The loan will be payable without interest at the closing for this offering.

We have also agreed to sell to the representative of the underwriters, for $100, an option to purchase 250,000 units, each consisting of one share of common stock and two warrants, at $6.60 per unit, exercisable commencing on the later of the consummation of the business combination and ________, 2007 [one year after the date of this prospectus] and expiring on _______, 2011 [five years after the date of this prospectus]. The warrants underlying such units will have terms that are identical to those being issued in this offering. This option, the units issuable upon its exercise, the shares of common stock and warrants included in those units and the shares of common stock underlying such warrants have been deemed compensation by the National Association of Securities Dealers (the “NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. However, the option may be transferred to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The purchase option will also contain a cashless exercise feature that allows the holder of the purchase option to receive units on a net exercise basis. In addition, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of this offering.

We estimate that the fair value of this option is approximately $812,500 using a Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 65.66%, (2) risk-free interest rate of 4.83% and (3) contractual life of five years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The Company referred to an average of the average volatility of a random sampling of 50 companies listed on the Nasdaq Healthcare Index, with market capitalizations between $20 million and $200 million, using daily historical volatilities for the period of time equal in length to the term of the option, because its management believes that the volatility of these representative companies is a reasonable benchmark to use in estimating the expected volatility for the Company’s common stock post- Business Combination. The expected volatility was derived by analyzing the volatility over a five-year period for the stock prices of comparable companies, which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of a business combination. The assumption of a contractual life of five years is based on the maximum term during which the option may be exercisable, and during which the option may be sold, assigned, pledged or hypothecated, other than to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. If we do not consummate a business combination within the prescribed time period and we dissolve, liquidate and wind up, the purchase option will become worthless.

Back to Contents

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the purchase option has characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of this option.

Back to Contents

Proposed Business

Introduction

We are a recently organized Delaware blank check company incorporated on March 15, 2006 in order to serve as a vehicle for the acquisition of an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry. Our management team, board of directors and senior advisor have significant experience starting, financing, acquiring, growing and operating businesses in the healthcare industry and we intend to focus initially on target businesses in this industry. However, our efforts to identify a prospective target business will not be limited to a particular industry. In addition, all of the members of our management team, board of directors and senior advisor have senior operational experience and, in addition to helping identify and evaluate a potential target, will be available to assist with company operations following the business combination.

Overview

The healthcare industry constitutes one of the largest segments of the United States economy. According to the Centers for Medicare and Medicaid Services, or CMS, healthcare expenditures have increased from $245.8 billion in 1980 to a forecasted $1.9 trillion in 2005, representing a Compound Annual Growth Rate, or CAGR, of 9%. Further, in 2003, approximately 64% of total healthcare expenditures were spent on the following categories: hospital care (31%), physician and clinical services (23%) and prescription drugs (10%). In 2003, healthcare expenditures totaled $1.7 trillion (or $5,800 per American) and accounted for 15.3% of Gross Domestic Product, or GDP, which outpaced overall economic growth by 3%. In the future, national health expenditures are projected to reach $3.6 trillion by 2014, representing a CAGR of 7.4% over the next ten years. Health spending is projected to reach 18.7% of GDP by 2014.

Funding for healthcare comes from public and private sources. Medicaid and Medicare programs were created in the mid 1960’s. Medicare focuses on elderly coverage (over 65 years old) and the disabled of any age. Medicaid provides coverage for the poor and indigent population and is jointly funded by the Federal and State governments. In 2002, according to CMS, roughly 34% of healthcare payments came from Medicaid and Medicare. Private health insurance supports roughly 35% of total costs. As healthcare costs rise, the private sector is responding by shifting more of the cost of healthcare to employees by paying a smaller percent of healthcare premiums. The employee, usually in the form of a payroll deduction, must pay the amount of the premium not funded by the employer. However, according to the U.S. Census Bureau, approximately 40 million Americans were uninsured in 2003.

Our management has a history of having created value chain networks, blending marketing practices with innovative technology to achieve success in a competitive environment. We plan to leverage off of our management team’s industry contacts, relationships and strategies to provide both differentiation and more effective competitive positioning as we search for an appropriate acquisition.

Back to Contents

We intend to capitalize upon the following strategic advantages:

•	The significant marketing, technology, relational market skills and general business experience of our management team.
•

Our expertise in implementing technology in the healthcare sector, including: new techniques of information delivery; interactive forums to provide additional tools to further enhance supply chain relationships; specific e-commerce programs that provide alternatives to companies, previously unavailable through traditional channels that will benefit their customers; more efficient methods to provide choices to companies and create cost saving opportunities in the rapidly growing healthcare industry sectors.

•	Our ability to deliver enhanced convenience, choices and cost benefits to customers through exploitation of strategic and tactical opportunities.

Our management believes that, as a result of continued growth, there will be numerous acquisition targets within the healthcare sector. Our management believes that this growth will be driven by the following factors:

•

Expanding And Aging Population. According to U.S. Census Bureau estimates, in 2005 the American population is approximately 296 million and growing. Simultaneously, we are witnessing the “graying of America”, whereby the elderly population is increasing more rapidly than the rest of the population and represents the largest users of healthcare services. According to the U.S. Census Bureau, approximately 12% of the U.S. population was over-65 in 2003 and was forecasted to account for roughly 20% of the population by 2030. By 2010, the number of people in the United States between the ages of 40 and 60 is expected to grow from roughly 58 million to more than 64 million.

•

Evolving Medical Treatments. Advances in technology have favorably impacted the development of new medical devices and treatments/therapies. The products are generally more effective and easier-to-use. Some of these breakthroughs have reduced hospital stays, costs and recovery periods. The continued advancement of technological breakthroughs should continue to boost services administered by healthcare providers.

•

Increased Consumer Awareness. In recent years, the publicity associated with new technological advances and new medical therapies has increased the number of patients visiting healthcare professionals to seek treatment for new and innovative therapies. Simultaneously, consumers have become more vocal due to rising costs and reduced access to physicians. Lastly, the rise in cosmetic procedures has emerged as one of the fastest growing healthcare segments. Since many cosmetic procedures require out-of-pocket expenditures, this rise may reflect a growing willingness by consumers to pay for certain procedures out of their discretionary funds. We believe that more active and aware consumers will continue to stimulate a wide variety of healthcare segments.

Back to Contents

•

Access To Capital. The venture capital community has traditionally embraced healthcare companies. Capital investments have allowed entities to grow and expand via consolidation or organic growth. Therefore, we believe there are many mature companies that may potentially serve as platforms for future acquisitions and growth. According to Dow Jones VentureSource, 2,142 healthcare companies raised venture capital financing rounds from 2001-2004. In that time period, 66 venture-backed healthcare companies completed initial public offerings and 194 venture-backed healthcare companies were acquired via merger and acquisition. Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition candidate in the following segments:

•	healthcare services;
•	healthcare information technology;
•	healthcare facilities;
•	medical devices and products;
•	life sciences; and
•	managed care.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to effect a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors in this offering will make their decision whether to invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but which desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination with the proceeds of this offering.

Back to Contents

We have not identified a target business or target industry

Although we intend to initially focus on the healthcare industry, we are not required to limit our search to any target business or target industry for a business combination. Our officers, directors, senior advisor, promoters and affiliates have not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate. Moreover, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value at least equal to 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We have not conducted any research with respect to identifying potential acquisition candidates for our company, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers, directors, senior advisor, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, senior advisors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination, regardless of the type of transaction that it is. If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from and independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Back to Contents

Selection of a target business and structuring of a business combination

Subject to the requirement that the target business that we acquire must have a fair market value at least equal to 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such business combination or acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry into other industries;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

Back to Contents

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business that we acquire must have a fair market value at least equal to 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions). In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with such 80% threshold.

Lack of business diversification

Our business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. However, we may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the business combination below the required threshold of 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions). As a result, we are likely to complete a business combination with only a single operating business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

Back to Contents

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks. Acquisitions involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. Completing our initial business combination through more than one acquisition likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. If our initial business combination entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to consummate our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial transaction and require us to initiate proceedings to liquidate.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers, directors and senior advisor, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that Messers. W. T. Lomax, B. Lomax, Williams, Jegou and Moreyra and Dr. Lomax will remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of Messrs. W. T. Lomax, B. Lomax, Williams, Jegou and Moreyra and Dr. Lomax may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers, directors, and senior advisor will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Back to Contents

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, our two existing stockholders, which are entities affiliated with all of our officers, directors and senior advisor, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders, officers, directors and senior advisor have agreed to vote the shares acquired by them (whether directly or through an affiliate) (i) in the private placement, (ii) issuable upon exercise of any warrants and (iii) any shares acquired in connection with or following this offering, in favor of the business combination and an amendment to our certificate of incorporation to extend our corporate life in the event our business combination is approved by our stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Back to Contents

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or their insider units, or purchased by them in this offering or in the aftermarket, nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest (less any interest released to us as described in this prospectus (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $5.88. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise any warrants they still hold.

We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Investors in this offering who do not sell the two warrants that are part of each unit, or if they did sell both warrants and received less than $0.12, or persons who purchase common stock in the aftermarket at a price in excess of $5.88 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until ___________, 2008 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution. As a result, no vote would be required from our stockholders to commence such a dissolution and liquidation. We view this provision terminating our corporate life by __________, 2008 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Back to Contents

If we are unable to complete a business combination by _____________, 2008 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any net interest earnings, plus any remaining net assets, less any interest distributed to us as more fully described above. We anticipate notifying the trustee of the trust fund to begin liquidating such assets promptly after such date. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and any shares underlying the insider units or the shares of common stock issuable upon exercise of the warrants underlying the insider units. There will be no distribution from the trust fund with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund, a portion of which may come from trust fund interest earnings that we are entitled to utilize for working capital purposes. If such funds are insufficient our initial stockholders have agreed to advance will advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $5.88. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust fund, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interests of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. Messrs. T. Lomax, B. Lomax, Williams and Jegou have personally agreed, pursuant to an agreement with us and H.C. Wainwright that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust fund. We have questioned Messrs. T. Lomax, B. Lomax, Williams and Jegou on their individual financial net worth and reviewed their financial information and believe that based on their existing financial resources each of these persons has a substantial net worth. We intend to use a portion of the net proceeds of this offering and amounts released to us from the trust fund as interest (up to approximately $100,000) to pay insurance premiums for insurance against certain of these liabilities. As a result, and because of the significant limitations on their indemnification obligations described above, we believe that these individuals will be capable of funding a shortfall in the trust fund to satisfy their foreseeable indemnification obligations even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that they would be able to satisfy those obligations, if they are required to do so. Accordingly, the actual per-share liquidation price could be less than $5.88, plus interest, due to claims of creditors.

Back to Contents

Our public stockholders will be entitled to receive funds from the trust fund only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust fund.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after _____________, 2008 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (and no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time prior to our distributing the funds in the trust fund to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust fund. As a result, the claims that could be made against us will be significantly limited and the likelihood that any claim would result in any liability extending to the trust fund is remote. We therefore believe that any necessary provision for creditors will be minimal and will not have a significant impact on our ability to distribute the funds in the trust fund to our public stockholders.

Back to Contents

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust fund could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust fund, we cannot assure you we will be able to return to our public stockholders at least $5.88 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust fund to our public stockholders promptly after ___________, 2008 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust fund prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately __ blank check companies that have completed initial public offerings in the United States with more than $___ billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

Back to Contents

•

our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 200 Highpoint Drive, Suite 215, Chalfont, Pennsylvania. The cost for this space is included in the $7,500 per-month fee Harbor Business Group, LLC will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Harbor Business Group, LLC. We believe, based on rents and fees for similar services in the Chalfont, Pennsylvania area, that the fee charged by Harbor Business Group, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have five executive officers, all of whom are also members of our board of directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as he deems necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect Messrs. W. T. Lomax, B. Lomax, Williams, Jegou and Moreyra to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Back to Contents

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Legal Proceedings

There is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

Back to Contents

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$24,502,500 ($28,185,000, if the over-allotment option is exercised in full), which includes $500,000 ($575,000, if the over-allotment option is exercised in full) of underwriting discounts and commissions payable to the representative of the underwriters in this offering which is being deferred by it until we consummate a business combination, will be deposited into a trust fund at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$20,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net Proceeds

$24,502,500 ($28,185,000, if the over-allotment option is exercised in full), will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Back to Contents

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on Fair Value or Net Assets of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust fund (less the deferred underwriting discounts and commissions) at the time of such acquisition or business combination.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.
Trading of securities Issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless H.C. Wainwright informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if H.C. Wainwright has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. H.C. Wainwright may decide to allow continued trading of the units following such separation.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust fund.

Back to Contents

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus or earlier upon redemption.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust fund.
Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Back to Contents

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will dissolve and liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust fund

At the end of each fiscal quarter after the consummation of this offering, we shall receive $300,000 per quarter ($345,000 if the over-allotment option is exercised) up to $2,400,000 (or $2,760,000 if the over-allotment option is exercised) of the interest earned on the trust fund. Such amounts may be distributed only as long as the trust fund contains $5.88 per unit sold in this offering. These amounts can be used by us to fund expenses related to investigating and selecting a target business, income and other taxes, and our other working capital requirements and repayment of the convertible loans. We may not, however, use the first $700,000 distributed to us from the trust fund to repay the convertible loans. The remaining funds in the trust fund, together with interest not released to us, will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust fund will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Back to Contents

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds

The proceeds held in the trust fund will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time, other than the interest on the funds held in trust, as set forth above.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Back to Contents

Management

Directors, Executive Officers and Senior Advisors

Our current directors, executive officers and senior advisors are as follows:

Name	Age	Position

W. Thomas Lomax	46	Chairman of the Board, Chief Financial Officer and Treasurer
J. Randall Williams	41	Chief Executive Officer and Director
Peter J. Jegou	58	Chief Operating Officer and Director
Robert Moreyra	47	Executive Vice President and Director
Bennett P. Lomax	28	Secretary and Director
Dr. Walter P. Lomax, Jr.	74	Senior Advisor

W. Thomas Lomax has been our Chairman of the Board, Chief Financial Officer and Treasurer since July 2006. Since 1996, Mr. Lomax has served as the chief financial officer of The Lomax Companies, a private investment firm that manages a portfolio of financial and other assets. Mr. Lomax has also served as the Treasurer of Harbor Business Group, LLC, a private company that provides asset management, corporate advisory services and administrative services, since April 2006. Since 2000, Mr. Lomax has served as the Chairman of Delmarva Premium Seafood Company, a seafood processing and production company. Since October 2005, Mr. Lomax has served on the board of trustees of Morehouse Medical School. Mr. Lomax is the brother of Bennett Lomax, our Secretary and a member of our Board of Directors. Mr. Lomax is also the son of Dr. Walter P. Lomax, Jr., our senior advisor. Mr. Lomax received a B.S. from Delaware Valley College and an M.B.A. from LaSalle University.

J. Randall Williams has been our Chief Executive Officer and a member of our Board of Directors since July 2006. From March 2005 to the present, Mr. Williams has been the Chief Executive Officer of General Management Associates LLC, a private investment firm. From March 2005 to present, Mr. Williams has also served as the Chairman of Harbor Business Group, LLC, a private company that provides asset management, corporate advisory services and administrative services. From 1992 to the present, Mr. Williams was the co-founder and Chief Executive Officer of IMI International Marketing and Investments Inc., and its affiliate, IMI Marketing LLC, each of which are marketing and investment consulting firms focused on investment opportunities in Latin America, the Caribbean, China and Africa. From January 2003 to January 2004, Mr. Williams served as President of Secure Enterprise Solution Inc., an IT security and implementation company. Mr. Williams received an A.A.S. and a B.S. from New York University.

Back to Contents

Peter J. Jegou has been our Chief Operating Officer and a member of our Board of Directors since July 2006. From January 2005 to the present, Mr. Jegou has been Chief Executive Officer and a member of the Board of Managers of Harbor Business Group, LLC, a private company which Mr. Jegou co-founded and which provides asset management, corporate advisory services and administrative services. From 2001 until December 2005, Mr. Jegou served as the President of Zamora Funding, Inc., a private equity fund and consulting firm specializing in emerging growth companies in the private and public sectors. From January 2000 to December 2003, Mr. Jegou served as the Chief Executive Officer of Digilink Technologies, Inc., a technology development company. In 1988, Mr. Jegou co-founded and served as Chief Executive Officer and member of the Board of Directors of Creative Learning Products, a manufacturer of children’s learning products, which was a Nasdaq traded company from 1989 to 1997. Mr. Jegou received an associates degree from Trenton Technical Institute.

Robert Moreyra has been our Executive Vice President and a member of our Board of Directors since July 2006. From February 2001 to the present, Mr. Moreyra has served as the managing principal of Atlantic American Corporate Group, LLC, or AACG, a diversified investment company. From February 2001 to the present, Mr. Moreyra has also served as the Senior Managing Director of Atlantic American Capital Advisors, LLC, an investment banking firm and affiliate of AACG. From May 2004 to the present, Mr. Moreyra has served as the Co-Chairman of Atlantic American Realty Group, LLC, a real estate development company and affiliate of AACG. From June 2003 to present, Mr. Moreyra has served as a member of the Board of Directors of Digital Lightwave, Inc., a telecommunications equipment manufacturer whose stock is quoted on the OTC Bulletin Board. From October 2003 until its merger with Etrials Worldwide, Inc. in February 2006, Mr. Moreyra served as executive vice president and director of CEA Acquisition Corporation, a blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media and communications industry. From 2000 to 2001, Mr. Moreyra served as a Managing Director of Investment Banking of H. C. Wainwright & Co., Inc., an investment banking firm. From May 1999 to January 2000, Mr. Moreyra served as the Managing Director of The First American Investment Banking Corporation, an investment banking firm. From March 1998 until April 1999, Mr. Moreyra served as Vice President, Corporate Finance, of William R. Hough & Co. (subsequently acquired by RBC Dain Rauscher Inc.), an investment banking firm. Mr. Moreyra has a Series 7 license and a Series 24 license. Mr. Moreyra received a B.A. degree from Florida International University and an M.B.A. degree from University of Central Florida’s graduate school of business.

Bennett P. Lomax has been our Secretary and a member of our Board of Directors since July 2006. Since August 2003, Mr. Lomax has served as the President and Chief Executive Officer of The Lomax Companies, a private investment firm that manages a portfolio of financial and other assets. Since July 2004, Mr. Lomax has also served as the President of General Management Associates, LLC, a private company that provides asset management, corporate advisory services and administrative services. Since December 2003, Mr. Lomax has served on the Board of Managers of LEVAS Communications, LLC, a radio broadcasting company. Since December 2004, Mr. Lomax has served as Secretary and Director of Prime Image, Inc., a manufacturer of audio and visual electronics. Additionally, since December 2003, Mr. Lomax has served on the Board of Managers of Harbor Business Group, LLC, a private equity firm that provides asset management and corporate advisory services. Mr. Lomax is the brother of W. Thomas Lomax, our Chief Executive Officer and a member of our Board of Directors, and is also the son of Dr. Walter P. Lomax, Jr., our senior advisor. Mr. Lomax received a B.S. degree from Hampton University and a J.D. degree from Temple University School of Law.

Back to Contents

Senior Advisor

Dr. Walter P. Lomax, Jr. has served as our Senior Advisor since July 2006. Dr. Lomax served as the Medical Director of Americhoice Health Services, a health management company. From January 1996 to present, Dr. Lomax served as the Chairman of The Lomax Companies, a private investment firm that manages a portfolio of financial and other assets. Dr. Lomax is the father of W. Thomas Lomax, our Chief Executive Officer and a member of our Board of Directors, and Bennett P. Lomax, our Secretary and a member of our Board of Directors. Dr. Lomax has a medical license granted by the Commonwealth of Pennsylvania. Dr. Lomax received a B.A. degree from LaSalle University and an M.D. degree from Hahnemann Medical College.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Robert Moreyra, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Peter J. Jegou and Bennett P. Lomax, will expire at the second annual meeting. The term of the third class of directors, consisting of J. Randall Williams and W. Thomas Lomax, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Prior Involvement in Blank Check Companies

Mr. Moreyra has been involved with another company that has completed an offering similar to this offering and executed a business plan similar to our business plan.

Mr. Moreyra currently serves as a special advisor to Jaguar Acquisition Corporation, a blank check company with an objective to acquire an operating business that is initially focusing on the financial services industry. Jaguar Acquisition Corporation completed its initial public offering of 4,000,000 units, each unit consisting of one share of common stock and two warrants, at $6.00 per unit, on April 13, 2006, raising gross proceeds of approximately $25 million. As of the date of this prospectus, Jaguar Acquisition Corporation has not consummated a business combination with a target business. Mr. Moreyra does not receive any salary for his services to Jaguar Acquisition Corporation. Prior to Jaguar Acquisition Corporation’s initial public offering, Mr. Moreyra had purchased 37,500 shares of common stock at $0.033 per share for $1,125.

Mr. Moreyra also served as the executive vice president and director of CEA Acquisition Corp., a blank check company which completed a business combination in February 2006. CEA Acquisition Corp. completed its initial public offering in February 2004. Mr. Moreyra purchased 131,250 shares of common stock in CEA Acquisition Corp. before its public offering. Mr. Moreyra serves as a director of Etrails Worldwide, Inc., the successor to CEA Acquisition Corp. Mr. Moreyra’ s current holdings of Etrails Worldwide are 141,250 shares of common stock, and 117,371 warrants to purchase common stock.

Back to Contents

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Harbor Business Group, LLC, an affiliate of Messrs. T. Lomax, B. Lomax, Williams, Jegou and Dr. Lomax, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide W. T. Lomax, B. Lomax, Williams, Jegou and Dr. Lomax compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

The initial shares owned by our directors will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated. Additionally, our directors will not receive liquidation distributions with respect to any of their initial shares or shares included in the insider units which also might cause them to have a conflict of interest in determining whether a particular target business is appropriate. Furthermore, while the insider units (and underlying securities) and incentive warrants have been registered for resale under the registration statement of which this prospectus forms a part, the purchasers have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

Back to Contents

•

The ability of Harbor Healthcare, an entity owned by W. T. Lomax, B. Lomax, Williams, Jegou and Dr. Lomax and Moreco Partners, an entity owned by R. Moreyra, to exercise the warrants underlying the insider units, the incentive warrants and the warrants underlying the convertible loans on a cashless basis may cause our officers and directors, to the extent they are in a position to do so, to have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

•

Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock from escrow.

•

Our directors and officers may purchase shares of common stock as part of this offering or in the aftermarket. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

Back to Contents

In connection with the vote required for any business combination, our two existing stockholders, which are entities affiliated with our officers, directors and senior advisor, have agreed to vote their initial shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, our existing stockholders, officers, directors and senior advisor have agreed to vote the shares acquired by them (whether directly or through an affiliate) (i) in the private placement, (ii) issuable upon exercise of any warrants and (iii) any shares acquired in the in connection with or following this offering, in favor of a business combination and an amendment to our certificate of incorporation to extend our corporate life in the event our business combination is approved by our stockholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares and any shares of common stock included in the insider units. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid any finders’ fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Back to Contents

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of August 25, 2006 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (and does not include the purchase of the insider units occurring immediately prior to the consummation of this offering and assuming no purchases of units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering and Insider Purchases		After Offering and Insider Purchases

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock

Harbor Healthcare Holding LLC (1)	829,167	76.8%	829,167	(3)	15.8%
Moreco Partners LLC (2)	250,000	23.2%	250,000	(4)	4.4%
W. Thomas Lomax (1)	829,167	76.8%	829,167	(3)	15.8%
J. Randall Williams (1)	829,167	76.8%	829,167	(3)	15.8%
Peter J. Jegou (1)	829,167	76.8%	829,167	(3)	15.8%
Bennett P. Lomax (1)	829,167	76.8%	829,167	(3)	15.8%
Robert Moreyra (2)	250,000	23.2%	250,000	(4)	4.4%
All five executive officers and directors as a group (five individuals)	1,079,167	100%	1,079,167		19%

(1)

The business address for Harbor Healthcare Holding LLC is 200 Highpoint Drive, Suite 215, Chalfont, Pennsylvania 18914. Harbor Healthcare is affiliated with each of W. Thomas Lomax, our Chairman of the Board, Chief Financial Officer and a member of our Board of Directors, J. Randall Williams, our Chief Executive Officer and a member of our Board of Directors, Peter J. Jegou, our Chief Operating Officer and a member of our Board of Directors, Bennett P. Lomax, our Secretary and a member of our Board of Directors and Dr. Walter P. Lomax, Jr., our senior advisor.

Back to Contents

(2)

The business address for Moreco Partners LLC is 350 Camino Gardens Blvd., Suite 102, Boca Raton, Florida 33432. Moreco Partners is affiliated with Robert Moreyra, our Executive Vice President and a member of our Board of Directors.

(3)	Does not include shares underlying 130,000 insider units purchased in a private placement immediately prior to the consummation of this offering.
(4)	Does not include shares underlying 20,000 insider units purchased in a private placement immediately prior to the consummation of this offering.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 22.8% of the then issued and outstanding shares of our common stock (assuming the purchase of the insider units but none of them purchase any additional units offered by this prospectus). None of our existing stockholders, officers, directors or senior advisor has indicated to us that it or he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals who exercise control over such stockholders may be able to exercise effectively control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the initial shares (but not any shares underlying the insider units, incentive warrants or units issuable upon conversion of convertible loans or securities underlying such units) outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus; and
•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of the escrowed shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares or the shares underlying the insider warrants.

Harbor Healthcare and Moreco Partners have each committed to purchase the insider units (for an aggregate purchase price of $900,000) from us. Harbor Healthcare is owned by Harbor Business Group, LLC and both entities are affiliates of each of W. Thomas Lomax, our Chairman of the Board, Chief Financial Officer and a member of our Board of Directors, J. Randall Williams, our Chief Executive Officer and a member of our Board of Directors, Peter J. Jegou, our Chief Operating Officer and a member of our Board of Directors, Bennett P. Lomax, our Secretary and a member of our Board of Directors and Dr. Walter P. Lomax, Jr., our Senior Advisor. Moreco Partners is an entity owned by Robert Moreyra, our Executive Vice President and a member of our Board of Directors. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. Each of the insider units and the units issuable upon conversion of the convertible loans will be identical to the units, and the warrants underlying such units, will be identical to the warrants being offered by this prospectus except that if, we call the warrants for redemption, the warrants underlying the insider units, the incentive warrants and the warrants underlying the units issuable upon conversion of the convertible loans may be exercisable on a cashless basis so long as such warrants are held by Harbor Healthcare or Moreco Partners or their affiliates. Furthermore, each of Harbor Healthcare and Moreco Partners has agreed that the insider units and underlying securities and the incentive warrants will not be sold or transferred by either entity until after we have completed a business combination. Our convertible loans are not convertible into units until we complete a business combination.

Back to Contents

Messrs. W. T. Lomax, J. R. Williams, P. J. Jegou and R. Moreyra are our “promoters” as that term is defined under the Federal securities laws.

Certain Transactions

In July 2006, we issued 1,079,167 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.02317 per share, as follows:

Name	Number of Shares	Relationship to Us

Harbor Healthcare Holding LLC	829,167 shares

An entity affiliated with each of W. Thomas Lomax, our Chairman of the Board, Chief Financial Officer and a member of our Board of Directors, J. Randall Williams, our Chief Executive Officer and a member of our Board of Directors, Peter J. Jegou, our Chief Operating Officer and a member of our Board of Directors, Bennett P. Lomax, our Secretary and a member of our Board of Directors and Dr. Walter P. Lomax, Jr., our Senior Advisor

Moreco Partners LLC	250,000 shares	An entity affiliated with Robert Moreyra, our Executive Vice President and a member of our Board of Directors

If the underwriter determines the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

Back to Contents

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Harbor Business Group, LLC, an affiliate of Messrs. T. Lomax, B. Lomax, Williams and Jegou and Dr. Lomax has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Harbor Business Group, LLC $7,500 per month for these services. Messrs. T. Lomax, B. Lomax, Williams and Jegou and Dr. Lomax are the owners of Harbor Business Group, LLC and, as a result, will benefit from the transaction to the extent of each of their interest in Harbor Business Group, LLC. However, this arrangement is solely for our benefit and is not intended to provide Messrs. W.T. Lomax, B. Lomax, Williams and Jegou and Dr. Lomax compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Chalfont, Pennsylvania area, that the fee charged by Harbor Business Group, LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

Harbor Healthcare and Moreco Partners will loan us, in the aggregate, $800,000, (or $920,000 if the over-allotment option is exercised in full), which loans shall accrued interest at 4% per annum. The loans are convertible after our completion of a business combination, at each holder’s option, into units at a conversion price of $6.00 per share. The convertible loans are to be repaid on the earlier to occur of (i) the closing of a business combination or (ii) our liquidation. If the convertible loans are to be repaid on a liquidation, such loans may be payable only out of funds not held in trust. Notwithstanding the foregoing, the convertible loans shall not be repaid from the first $700,000 released to us from the interest earned on the trust fund.

As of August 8, 2006, Harbor Healthcare has advanced to us an aggregate of $150,000 to cover expenses related to this offering incurred prior to filing the registration statement of which this prospectus forms a part. We intend to repay this non-interest bearing loan from the proceeds of this offering not being placed in trust.

We will reimburse our existing stockholders, officers, directors and senior advisor or any of their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers, directors and senior advisor, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers, directors or senior advisors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination, regardless of the type of transaction it is.

Back to Contents

All ongoing and future transactions between us and any of our officers, directors, senior advisor or their respective affiliates, including loans by our officers, directors, senior advisor or their affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Description of Securities

General

We are authorized to issue 50,000,000 shares of common stock, par value $.001, and 10,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 1,079,167 shares of common stock are outstanding, held by two stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless H.C. Wainwright informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. H.C. Wainwright may decide to allow continued trading of the units following such separation. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if H.C. Wainwright has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Back to Contents

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, our two existing stockholders, which are entities affiliated with our officers, directors and senior advisors, have agreed to vote their initial shares of common stock in accordance with the majority of the shares of our common stock voted by our public stockholders. In addition, our existing stockholders, officers, directors and senior advisor have agreed to vote the shares acquired by them (whether directly or through an affiliate) (i) in the private placement, (ii) issuable upon exercise of any warrants and (iii) any shares acquired in the in connection with or following this offering, in favor of a business combination. Our existing stockholders, officers, directors, senior advisor and their affiliates will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by ____________, 2008 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and their shares included within the insider units.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Back to Contents

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time or earlier upon redemption.

We may call the warrants for redemption (including any warrants issued upon exercise the unit purchase option issued to H.C. Wainwright), with H.C. Wainwright’s prior consent for redemption,

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•

if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “measurement period”).

In addition, we may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Back to Contents

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrants (including those warrants underlying the insider units, the convertible loans (to the extent converted) and the incentive warrants) to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, Harbor Healthcare and Moreco Partners or their respective affiliates would still be entitled to exercise the warrants underlying the insider units, the incentive warrants, the units issuable upon conversion of the convertible loans and the securities underlying such units for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by Harbor Healthcare and Moreco Partners or their respective affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain insiders, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders or their affiliates from selling our securities except during specific periods of time. Even during such periods of time when insiders or their affiliates will be permitted to sell our securities, an insider cannot trade, or cause his affiliate to trade in our securities if such insider is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders, or their affiliates, could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Since we may redeem the warrants only with the prior consent of H.C. Wainwright and H.C. Wainwright may hold warrants subject to redemption, H.C. Wainwright may have a conflict of interesting determining whether or not to consent to such redemption. We cannot assure you that H.C. Wainwright will consent to such redemption if it is not in its best interest, even if it is in our best interest.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

Back to Contents

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders or issuable upon exercise of the representative’s purchase option will be exercisable and we will not be obligated to issues shares of common stock unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. In no event will we be required to net cash settle a warrant exercise. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders or issuable upon exercise of the representative’s purchase option may have no value, the market for such warrants may be limited and such warrants may expire worthless. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the warrants underlying the insider units and the incentive warrants issued to our initial securityholders, and the securities underlying the convertible loans, may be exercisable, or convertible, as the case may be, for unregistered shares of common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriter an option to purchase up to a total of 250,000 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option will not be exercisable unless at the time of exercise a prospectus relating to the common stock and the warrants issuable upon exercise of the purchase option and the common stock issuable upon exercise of the warrants underlying the purchase option is available for use and such securities have been registered under the Securities Act pursuant to an effective registration statement and qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the purchase option. In addition, holders of the purchase option are not entitled to net cash settlement and the purchase option and the underlying warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the purchase option agreement, we have agreed to meet the registration conditions described above and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the purchase option and the underlying warrants until the expiration of the purchase option and the underlying warrants. However, we cannot assure you that we will be able to do so. For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Back to Contents

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 5,395,834 shares of common stock outstanding, or 6,020,834 shares if the over-allotment option is exercised in full. Of these shares, the 4,166,667 shares sold in this offering, or 4,791,667 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of the 1,079,167 initial shares would be eligible for sale under Rule 144 prior to July __, 2007 [one year from date of issuance]. However, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the 1,079,167 initial shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. The insider units and incentive warrants have been registered for resale under the registration statement of which this prospectus forms a part. However, each of Harbor Healthcare and Moreco Partners has agreed that the insider units and underlying securities and the incentive warrants will not be sold or transferred by it until after we have completed a business combination. Our convertible loans are not convertible into units until we complete a business combination.

Back to Contents

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 53,958 shares immediately after this offering (or 60,208 shares if the over-allotment option is exercised in full); and
•

if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144

Back to Contents

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the insider units (and underlying securities), the incentive warrants (and underlying shares of common stock) and the units issuable upon conversion of the convertible loans (and the underlying securities, including shares of common stock issuable upon exercise of the underlying warrants), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of such initial shares, insider units, incentive warrants and units issuable upon conversion of the convertible loans are entitled to make up to two demands (in the aggregate) that we register these shares. With respect to the initial shares, the holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. With respect to the insider units, incentive warrants and the units issuable upon conversion of the convertible loans (as well as the securities underlying the insider units, incentive warrants and the units issuable upon conversion of convertible loans), the holders of the majority of such initial shares, insider units, incentive warrants and units issuable upon conversion of the convertible loans can elect to exercise these registration rights at any time commencing after the consummation of a business combination by us. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Back to Contents

Underwriting

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which H.C. Wainwright & Co., Inc. is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units

H.C. Wainwright & Co., Inc.

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996, or NSMIA, is a federal statute that prevents or preempts the states from regulating the sale of certain securities which are referred to as covered securities. We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended. Therefore, under NSMIA, our securities will be covered securities and the states will be preempted from regulating the resale of the units from and after the effective date and the common stock and warrants comprising the units once they become separately transferable. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet enacted laws or issued rules or regulations indicating whether notice filings or fee payments will be required:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Back to Contents

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;

Back to Contents

•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 625,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if it sells more units than the total number set forth above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per unit	Without option	With option

Public offering price	$6.00	$25,000,000	$28,750,000
Discount	$0.30	$1,250,000	$1,437,500
Non-accountable Expense Allowance(1)	$0.06	$250,000	$250,000
Deferred underwriting compensation(2)	$0.12	$500,000	$575,000
Proceeds before expenses(3)	$5.64	$23,500,000	$27,062,500

(1)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option.

Back to Contents

(2)

The deferred underwriting compensation is payable to the representative of the underwriters out of the funds held in trust upon consummation of a business combination. The representative of the underwriters has agreed to forfeit its deferred underwriting compensation in the event a business combination is not consummated.

(3)	The offering expenses are estimated at $1,997,500.

No discounts or commissions will be paid on the sale of the insider units and incentive warrants. Additionally, the representative of the underwriters has agreed to forfeit their deferred underwriting compensation with respect to converting stockholders.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $6.60 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 250,000 units, the 250,000 shares of common stock and the 500,000 warrants underlying such units, and the 500,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

Back to Contents

Warrant Solicitation Fee

We have engaged the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;
•	the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;
•	the warrants are held in a discretionary account; the warrants are exercised in an unsolicited transaction; or
•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. Pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, as amended, the distribution will end when (i) all of the units have been distributed, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the overallotment option has been exercised or has expired. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $6.00.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

Back to Contents

Stabilization and covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .PDF format will be used in connection with this offering.

We have agreed with the representative that, upon the consummation of this offering, and for a period of twelve months from the completion of a business combination, but in any event not exceeding 36 months from the date of the closing of the offering, that the representative will have the right of first refusal to act as lead underwriter or minimally as a co-manager for any and all future public and private equity and debt offerings of the company, or any successor to or any subsidiary of the company. Otherwise, we are not under any contractual obligation to engage any of the other underwriters to provide any services for us after this offering. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, and subject to the right of first refusal granted to the representative as described above. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations.

For a period of no less than two years after the date of the prospectus, we have agreed to engage a designee of the representative as an advisor to our board of directors, where such advisor shall attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, such advisor shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Legal Matters

The validity of the securities offered in this prospectus is being passed upon for us by Blank Rome LLP, New York, New York. Lowenstein Sandler PC, Livingston, New Jersey, is acting as counsel for the underwriters, in this offering.

Back to Contents

Experts

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Back to Contents

Harbor Business Acquisition Corp.
(a corporation in the development stage)

Back to Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Harbor Business Acquisition Corporation

We have audited the accompanying balance sheet of Harbor Business Acquisition Corporation (a corporation in the development stage) (the “Company”) as of July 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period from March 15, 2006 (date of inception) to July 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Business Acquisition Corporation (a corporation in the development stage) as of July 31, 2006, and the results of its operations and its cash flows for the period from March 15, 2006 (date of inception) to July 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
August 11, 2006

Back to Contents

Harbor Business Acquisition Corp.
(a corporation in the development stage)

Balance Sheet
July 31, 2006

ASSETS
Current asset, cash	$2,500

Other assets, deferred offering costs	147,500

Total assets	$150,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$75
Accrued offering costs	80,000
Note payable	50,972

Total current liabilities	131,047

Commitments STOCKHOLDERS' EQUITY
Preferred stock—$0.001 par value; 10,000,000 shares authorized; none issued and outstanding
Common stock—$0.001 par value; 50,000,000 shares authorized; 1,079,167 issued and outstanding	1,079
Additional paid-in capital	23,921
Stock subscription receivable	(5,792)
Deficit accumulated during the development stage	(255)

Total stockholders' equity	18,953

Total liabilities and stockholders' equity	$150,000

See accompanying notes to financial statements.

Back to Contents

Harbor Business Acquisition Corp.
(a corporation in the development stage)

Statement of Operations
For the period from March 15, 2006 (date of inception) to July 31, 2006

Formation and operating costs	$255

Net loss	$(255)
Weighted average number of shares outstanding, basic and diluted	1,079,167

Net loss per common share, basic and diluted	$—

See accompanying notes to financial statements.

Back to Contents

Harbor Business Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders' Equity
For the period from March 15, 2006 (date of inception) to July 31, 2006

	Common Stock		Additional Paid-In Capital	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Total

	Shares	Amount

Issuance to initial stock stockholders	1,079,167	$1,079	$23,921	$(5,792)	$—	$19,208
Net loss for the period					$(255)	$(255)

Balance – July 31, 2006	1,079,167	$1,079	$23,921	$(5,792)	$(255)	$18,953

See accompanying notes to financial statements.

Back to Contents

Harbor Business Acquisition Corp.
(a corporation in the development stage)

Statement of Cash Flows

For the period from March 15, 2006 (date of inception) to July 31, 2006

Cash flows from operating activities:
Net loss	$(255)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in:
Accrued expenses	75

Net cash used in operating activities	(180)

Cash flows from financing activities:
Payment of deferred offering costs	(67,500)
Proceeds from note payable	50,972
Proceeds from issuance of common stock to initial stockholders	19,208

Net cash provided by financing activities	2,680

Net increase in cash	2,500

Cash—beginning of period

Cash—end of period	$2,500

Supplemental disclosure of non-cash financing activities:
Accrual of deferred offering costs	$80,000
Stock subscription receivable	5,792

See accompanying notes to financial statements.

Back to Contents

Harbor Business Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A–ORGANIZATION AND BUSINESS OPERATIONS

     Harbor Business Acquisition Corp. (a corporation in the development stage) (the "Company") was incorporated in Delaware on March 15, 2006. The Company was formed to acquire an operating business through a merger, capital stock exchange, asset or stock acquisition or other similar business combination with (or acquisition of) an operating business, which may be an operating business in the healthcare industry ("Business Combination").

     At July 31, 2006, the Company had not yet commenced any operations. All activity through July 31, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has neither engaged in any operations nor generated significant revenue to date.

     The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. The Company has selected February 28th as its fiscal year end.

     The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) of up to 4,166,667 units (“Units”) (up to 4,791,667 Units if the over-allotment option is exercised in full), at a Proposed Offering price of $6.00 per Unit, which is more fully discussed in Note C – Proposed Offering.  The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, as discussed in Note C – Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. There is no assurance that the Company will be able to affect a Business Combination successfully.

     In evaluating a prospective target business, the Company will consider, among other factors, the financial condition and results of operation; growth potential; experience and skill of management; availability of additional personnel; capital requirements; competitive position; barriers to entry into other industries; stage of development of the products, processes or services; degree of current or potential market acceptance of the products, processes or services; proprietary features and degree of intellectual property or other protection of the products, processes or services; regulatory environment of the industry; and costs associated with effecting the Business Combination.

     These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by the Company in effecting a Business Combination consistent with its business objective.

Back to Contents

     In connection with the Proposed Offering, $24,502,500 ($28,185,000, if the over-allotment option is exercised in full) (or approximately $5.88 per unit sold to the public in this offering) will be deposited into a trust fund (“Trust Fund”) at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount also includes $500,000 ($575,000, if the over-allotment option is exercised in full) of underwriting discounts and commissions payable to the representative of the underwriters if the Company consummates a Business Combination, but will be forfeited by them if a Business Combination is not consummated, as well as $900,000 the Company will receive from the purchase of its insider units (as described in Note C) in the private placement and an aggregate of $800,000 ($920,000 if the over-allotment option is exercised in full) of convertible loans, bearing interest at a rate of 4% per annum. The Company will utilize the interest being earned on the proceeds held in the trust fund to provide it with additional working capital which it will need in order to search for a target company and consummate a Business Combination, to pay a portion of the monthly fees for office services to an affiliate and/or to repay the convertible loans, together with interest. Initially, $200,000 will be held out of the proceeds of the Proposed Offering to fund working capital until payment of the first interest payment from the Trust Fund, as more fully described below

     Until a Business Combination is consummated, and other than as described below, the proceeds held in the Trust Fund will not be available for the Company’s use for any expenses related to the offering or expenses which the Company may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. At the end of each fiscal quarter after consummation of the Proposed Offering the Company will receive from the Trust Fund the lesser of (x) $300,000 (or $345,000 if the over-allotment option is exercised in full), or (y) such amount necessary to maintain the Trust Fund equal to $5.88 per Unit sold in the Proposed Offering. Such interest amounts to be released to the Company may be up to an aggregate amount of $2,400,000 ( (or $2,760,000 if the over-allotment option is exercised in full), for working capital, including repayment of the convertible loans. At no time will the Trust Fund contain an amount less than $5.88 per unit sold. Notwithstanding the foregoing, the first $700,000 distributed to the Company from the Trust Fund may not be used to repay the convertible loans. With these exceptions, expenses incurred by the Company may be paid prior to a Business Combination only from the net proceeds of the Proposed Offering not held in the Trust Fund.

     The proceeds of the Trust Fund will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that the Company is not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the Trust Fund until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Fund may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Fund, there is no guarantee that they will execute such agreements. Messrs. W.T. Lomax, B.P. Lomax, J. R. Williams and P. Jegou have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Fund are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Fund) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Back to Contents

     The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company’s two initial stockholders (“Initial Stockholders”) prior to the Proposed Offering, which are affiliates of the officers, directors and senior advisor of the Company (“Insiders”), have agreed to vote their 1,079,167 founding shares (“Insider Shares”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable. The Insiders and the Initial Stockholders have agreed to vote in favor of a Business Combination on behalf of all other shares held by them, directly or indirectly, and whether purchased or issued in connection with the Proposed Offering or in the aftermarket.

     With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his, her or its shares into a pro rata distribution of the Trust Fund. The per share conversion price will equal the amount in the Trust Fund, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering, net of any taxes. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Any Public Stockholder presented with the right to approve a Business Combination can instead demand that such stockholder’s stock be converted into his pro rata share of the Trust Fund. All Insiders will waive in advance prior to the initial filing of the Registration Statement any and all rights they may have to receive their pro rata share of the Trust Fund with respect to their Insider Shares and the Units purchased by the Initial Stockholders in a private placement immediately prior to the consummation of the Proposed Offering (the “Insider Units”).

     The Company’s Amended and Restated Certificate of Incorporation (a form of which is filed with the Company’s Registration Statement) will be amended prior to the consummation of the Proposed Offering to provide that the Company will continue in existence only until 24 months from the date that the registration statement for the Proposed Offering is declared effective by the Securities and Exchange Commission. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the Units to be offered in the Proposed Offering as discussed in Note C – Proposed Offering).

NOTE B–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Development Stage Company

     The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Back to Contents

[2] Net loss per share

     Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations, which the Company has adopted. Basic loss per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if convertible debentures, options and warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity.

     Since the effects of outstanding warrants are anti-dilutive, it has been excluded from the computation of loss per common share.

[3] Concentration of credit risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

[4] Fair value of Financial Instruments

     The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximate the carrying amounts represented in the balance sheet at July 31, 2006.

[5] Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[6] Deferred offering costs

     The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A “Expenses of Offering”. Deferred offering costs consist principally of legal costs of $62,500, accounting costs of $10,000, and other offering costs of $75,000 incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Back to Contents

[7] Income tax

     The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

[8] Recently issued accounting standards

     The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE C–PROPOSED OFFERING

     The Proposed Offering calls for the Company to offer for public sale up to 4,166,667 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 625,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and two Redeemable Common Stock Purchase Warrant (“Warrants”). The securities comprising the Units will not be separable until 90 days after the date registration statement for the Proposed Offering is declared effective by the Securities and Exchange Commission, unless the underwriter informs the Company of its decision to allow earlier separate trading, subject to certain restrictions. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock, commencing on the later of: (i) one year after the date that the registration statement for the Proposed Offering is declared effective by the Securities and Exchange Commission and (ii) the consummation by the Company of a Business Combination, and terminating on the four-year anniversary of the date registration statement for the Proposed Offering is declared effective by the Securities and Exchange Commission. The exercise price of the Warrants shall be $5.00 per share. The Company may call the Warrants, for a redemption price of $.01 per Warrant at any time if notice of not less than 30 days is given and the last sale price of the Common Stock has been at least $8.50 for any 20 trading days within a 30 trading day period ending on the third day prior to the day on which notice is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants by (y) the fair market value.

     Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of a Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective Warrants and receive shares of the Company’s common stock. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of the Warrants and the Warrants will expire worthless.

Back to Contents

     The Company will pay the representative of the underwriter, H.C. Wainwright & Co., Inc., in the Proposed Offering an underwriting discount of 5.0% of the gross proceeds of the Proposed Offering (including the over-allotment option) and a non-accountable expense allowance of 1.0% of the gross proceeds of the Proposed Offering. However, the representative of the underwriters has agreed that 2.0% ($500,000 (or $575,000 if the over-allotment option is exercised in full)) of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. Additionally, the representative of the underwriters has agreed to forfeit any deferred underwriting discounts of converting Public Stockholders.

     The Company will sell to the representative of the Underwriters and/or their designees, at the time of the closing of the Proposed Offering, for an aggregate of $100, a Unit Purchase Option to purchase that aggregate number of Units as would be equal to 6.0% of the total number of Units sold in the Proposed Offering (250,000 Units, or such lesser number allowed by the National Association of Securities Dealers, Inc.), excluding any Units sold pursuant to the over-allotment option. The Unit Purchase Option will be exercisable at any time, in whole or in part, between the first and fifth anniversary dates of the date that the registration statement for the Proposed Offering is declared effective by the Securities and Exchange Commission at a price per Unit equal to 110% of the public offering price of the Units (or at such higher price allowed by the NASD). The Company shall register the Unit Purchase Options and the securities underlying the Unit Purchase Options with the Registration Statement for the Proposed Offering. The Company intends to account for the fair value of the Unit Purchase Option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company has determined, based on the Black-Scholes option pricing formula that the fair value of the Purchase Option at date of sale would be approximately $3.25 per unit or approximately $812,500 total, using a risk free interest rate of 4.83%, expected life of five years and estimated volatility of 65.66%. The volatility calculation of 65.66% was calculated as an average of the average volatility of a random sampling of companies listed on the Nasdaq Healthcare Index, with market capitalizations between $20 million and $200 million (as reported on Bloomberg), as of August 14, 2006, using daily historical volatilities for the period of time equal in length to the term of the option (5 years). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to an average of the average volatility of a random sampling of companies listed on the Nasdaq Healthcare Index, with market capitalizations between $20 million and $200 million, using daily historical volatilities for the period of time equal in length to the term of the option, because its management believes that the volatility of these representative companies is a reasonable benchmark to use in estimating the expected volatility for the Company's common stock post- Business Combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the Purchase Option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the Purchase Option will become worthless. The Unit Purchase Option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above)such that the holder may use the appreciated value of the Unit Purchase Option (the difference between the exercise prices of the Unit Purchase Option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the Unit Purchase Option without the payment of any cash.

Back to Contents

     The Company has no obligation to net cash settle the exercise of the Unit Purchase Option or the warrants underlying the Unit Purchase Option. The holder of the Unit Purchase Option will not be entitled to exercise the Unit Purchase Option or the warrants underlying the Unit Purchase Option unless a registration statement covering the securities underlying the Unit Purchase Option is effective or an exemption from registration is available. If the holder is unable to exercise the Unit Purchase Option or underlying warrants, the Unit Purchase Option or warrants, as applicable, will expire worthless.

     Subject to the rules and regulations of the NASD and customary “market” qualifications, the representative of the underwriters shall be entitled to receive from the Company a warrant solicitation fee of 5.0% of the exercise price for each Warrant exercised during the period commencing twelve months after the date registration statement for the Proposed Offering is declared effective by the Securities and Exchange Commission, which is solicited by the representative of the underwriters at the Company’s request.

NOTE D–RELATED PARTY TRANSACTIONS

[1]    Harbor Healthcare Holding LLC, an Initial Stockholder whose owners and/or management are also officers and directors of the Company, has committed to make loans to the Company for expenses related to the Proposed Offering. The Company, on June 29, 2006, issued a $50,972 unsecured promissory note to Harbor Healthcare Holding, LLC. The note is non-interest bearing and is payable on the earlier of June 28, 2007 or the consummation of the Proposed Offering from the proceeds not held in trust. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

[2]    The Company has agreed to pay up to $7,500 per month, beginning at the effective date of the Proposed Offering, for office space, as well as certain office and secretarial services, to an entity affiliated with  Harbor Healthcare Holding LLC and certain of the Company’s officers, directors and senior advisor, located in Chalfont, PA. Upon completion of a Business Combination or liquidation, the Company will no longer be required to pay these monthly fees.

[3]    Harbor Healthcare Holding LLC, an Initial Stockholder whose owners and/or management are also officers, directors and a senior advisor of the Company, has agreed to purchase, immediately prior to the consummation of the Proposed Offering, 130,000 Insider Units, at a price of $6.00 per Unit and Moreco Partners LLC, an affiliate of Robert Moreyra, one of the Company’s officers and a member of the Company’s Board of Directors, has agreed to purchase immediately prior to the consummation of the Proposed Offering, 20,000 Insider Units, at a price of $6.00 per Unit (an aggregate purchase price of $900,000, which proceeds shall be delivered directly to the Trust Fund) directly from the Company and not as part of the Proposed Offering. The Insider Units shall be on the same terms as the Units sold in the Proposed Offering, except as follows: The purchasers of the Insider Units will waive any and all rights and claims that they may have to any proceeds, and any interest thereon, held in the Trust Fund in respect of the Insider Units in the event that a Business Combination is not consummated. If, however, the Company calls the Warrants for redemption, the Warrants underlying the Insider Units may be exercisable on a “cashless basis,” at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), so long as such securities are held by such purchasers or their affiliates. Furthermore, the Initial Stockholders have agreed that the Insider Units will not be sold or transferred by them until after the Company has completed a Business Combination.

Back to Contents

      In addition, the Initial Stockholders will loan to the Company an aggregate $800,000 ($920,000 if the over-allotment option is exercised in full), all of which loan proceeds will be contributed to the Trust Fund. The loans are convertible at maturity into Units that are identical to the Units sold in the Proposed Offering at a conversion price of $6.00 per Unit, subject to the same lockup provisions as the Insider Units. The convertible loan(s) are due and payable at the earlier of a liquidation of the Trust Fund or the date of a Business Combination. Such convertible loans will be paid back from the interest earned on the Trust Fund and distributed quarterly to the Company in for working capital needs of the Company and repayment of the convertible loans, which amount per quarter is limited to the lesser of i) $300,000 ($345,000 if the over-allotment option is exercised in full) or (ii) trust interest income above $5.88/public share of common stock, up to $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full). The loan interest of four (4%) percent per annum is payable over the life of the loan from the interest earned on the Trust Fund. The convertible loans are to be repaid on the earlier to occur of (i) the completion of a Business Combination or (ii) the Company’s liquidation. If the convertible loans are to be repaid on a liquidation, such loans may be payable only out of funds not held in trust. Notwithstanding the foregoing, the convertible loans shall not be repaid from the first $700,000 released to the Company from the interest earned on the Trust Fund.

NOTE E–COMMITMENTS

The Company is committed to pay an underwriting discount of 5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 2% fee of the gross offering proceeds payable upon the Company’s consummation of a Business Combination.

The Company expects to grant the underwriters a 45-day option to purchase up to 625,000 additional Units to cover the over-allotments, if any. The over-allotment option will be used only to cover a net syndicate short position resulting from the initial distribution.

NOTE F–COMMON STOCK

     The Company issued to the Company’s Initial Stockholders an aggregate number of shares of Common Stock (the “Insider Shares”) that will represent twenty (20) percent of the number of shares to be outstanding following the Proposed Offering. The aggregate purchase price for the Insider Shares is $25,000. All Initial Stockholders will agree to escrow (and not transfer any ownership interest in) their Insider Shares for a period of three (3) years after the date that the registration statement for the Proposed Offering is declared effective by the Securities and Exchange Commission. However, if, after a Business Combination, there is a transaction whereby all the outstanding shares are exchanged or converted into cash (as they would be in a post-asset sale liquidation) or another issuer’s shares, then the Insider Shares (or any shares of Common Stock issuable thereunder) shall be permitted to come out of escrow to participate. In connection with the purchase of the Insider Shares, the Company will also issue to the Initial Stockholders an aggregate of 400,000 warrants, to purchase the Company's common stock, referred to as herein as the incentive warrants (the "Incentive Warrants"). Of such Incentive Warrants, 200,000 Incentive Warrants will be exercisable for $5.00 per share beginning three months after the Company completes a Business Combination if the last sales price of the Company's Common Stock equals or exceeds $7.50 per share for at least twenty (20) out of thirty (30) consecutive trading days. The other 200,000 Incentive Warrants will be exercisable for $5.00 per share beginning three months after a Business Combination if the last sales price of the Company's Common Stock equals or exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days. The Incentive Warrants will expire five (5) years from the date of the prospectus.

Back to Contents

     The Initial Stockholders and holders of the Insider Units (or underlying securities) will be entitled to registration rights with respect to their Initial Shares or Insider Units (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the Insider Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Units (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Units (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination. Additionally, the holders of the Units issuable upon conversion of the convertible loans and the Incentive Warrants have registration rights.

NOTE G–PREFERRED STOCK

        The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

     The agreement with the Underwriter prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Fund or which votes as a class with the Common Stock on a Business Combination.

NOTE H–SUBSEQUENT EVENTS

     On August 3, 2006, the Company received $5,792 in payment for the Stock Subscription Receivable.

     On August 8, 2006, the Company issued an additional $99,209 unsecured promissory note to Harbor Healthcare Holding, LLC, an Initial Stockholder whose management are also officers and directors of the Company, bringing the total of all unsecured promissory notes to $150,000. The note is non-interest bearing and is payable on the earlier of July 31, 2007 or the consummation of the Proposed Offering, out of the proceeds not held in trust.

Back to Contents

Until _______________, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$25,000,000

Harbor Business Acquisition Corp.

4,166,667 Units

PROSPECTUS

H.C. Wainwright & Co., Inc.

__________ __, 2006

Back to Contents

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter’s non-accountable expense allowance) will be as follows:

SEC Registration Fee	$12,500
NASD filing fee	10,000
Accounting fees and expenses	35,000
Printing and engraving expenses	60,000
Legal fees and expenses	300,000
Blue sky services and expenses	30,000
Miscellaneous(1)	50,000

Total	$497,500

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Back to Contents

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Back to Contents

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Back to Contents

Paragraph B of Article Ninth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Harbor Healthcare Holding LLC	829,167
Moreco Partners LLC	250,000

Such shares were issued on July 27, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.02317 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Form of Amended and Restated Certificate of Incorporation.

3.2	Form of Amended and Restated By-laws.

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate.

4.4	Specimen Incentive Warrant Certificate.

4.5	Form of Unit Purchase Option to be granted to Representative.

4.6	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

Back to Contents

5.1*	Opinion of Blank Rome LLP.

10.1

Form of Letter Agreement among the Registrant, H.C. Wainwright, Inc. and each of W. Thomas Lomax, J. Randall Williams, Peter J. Jegou, Bennett P. Lomax, Robert Moreyra, Moreco Partners LLC, Harbor Healthcare Holding LLC and Dr. Walter P. Lomax.

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.4	Form of Letter Agreement between Harbor Business Group, LLC and Registrant regarding administrative support.

10.5	Convertible Note, dated as of August 24, 2006, issued to Harbor Healthcare Holding LLC.

10.6	Convertible Note, dated as of August 24, 2006, issued to Moreco Partners LLC.

10.7*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

10.8	Placement Agreement among the Registrant, Moreco Partners LLC and Harbor Healthcare Holding LLC.

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1).

24	Power of Attorney (included on signature page of this Registration Statement).

* To be filed by Amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

Back to Contents

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Back to Contents

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Back to Contents

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chalfont, Commonwealth of Pennsylvania, on the 25th day of August, 2006.

HARBOR BUSINESS ACQUISITION CORP.
By:	/s/ J. Randall Williams

J. Randall Williams Chief Executive Officer (Principal executive officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Bennett P. Lomax and Peter J. Jegou his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ W. Thomas Lomax	Chairman of the Board, Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 25, 2006

W. Thomas Lomax

/s/ J. Randall Williams	Chief Executive Officer and Director (Principal executive officer)	August 25, 2006

J. Randall Williams

/s/ Peter J. Jegou	Chief Operating Officer and Director	August 25, 2006

Peter J. Jegou

/s/ Bennett P. Lomax	Secretary and Director	August 25, 2006

Bennett P. Lomax

/s/ Robert Moreyra	Executive Vice President and Director	August 25, 2006

Robert Moreyra

Back to Contents

EXHIBIT INDEX

Exhibit No	Description

1.1*	Form of Underwriting Agreement.

3.1	Form of Amended and Restated Certificate of Incorporation.

3.2	Form of Amended and Restated By-laws.

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate.

4.4	Specimen Incentive Warrant Certificate.

4.5	Form of Unit Purchase Option to be granted to Representative.

4.6	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1*	Opinion of Blank Rome LLP.

10.1

Form of Letter Agreement among the Registrant, H.C. Wainwright, Inc. and each of W. Thomas Lomax, J. Randall Williams, Peter J. Jegou, Bennett P. Lomax, Robert Moreyra, Moreco Partners LLC, Harbor Healthcare Holding LLC and Dr. Walter P. Lomax.

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.4	Form of Letter Agreement between Harbor Business Group, LLC and Registrant regarding administrative support.

10.5	Convertible Note, dated as of August 24, 2006, issued to Harbor Healthcare Holding LLC.

10.6	Convertible Note, dated as of August 24, 2006, issued to Moreco Partners LLC.

10.7*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

10.8	Placement Agreement among the Registrant, Moreco Partners LLC and Harbor Healthcare Holding LLC.

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1).

24	Power of Attorney (included on signature page of this Registration Statement).

* To be filed by Amendment.